                                                                    Exhibit 4.9


                                                                  EXECUTION COPY
                                  $200,000,000

                                CREDIT AGREEMENT

                          Dated as of December 21, 1999

                                      Among

                          CARRIER 1 INTERNATIONAL S.A.

                                    AS PARENT

                           THE BORROWERS NAMED HEREIN

                                  AS BORROWERS

                           THE GUARANTORS NAMED HEREIN

                                  AS GUARANTORS

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               AS INITIAL LENDERS

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                                       and

                                 CITIBANK, N.A.

                                AS LEAD ARRANGERS


                       MORGAN STANLEY SENIOR FUNDING, INC.

                   AS ADMINISTRATIVE AGENT AND SECURITY AGENT


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                                TABLE OF CONTENTS

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                                                                                                           PAGE
                    ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS
         SECTION 1.01.  CERTAIN DEFINED TERMS.................................................................1
         SECTION 1.02.  OTHER DEFINED TERMS..................................................................27
         SECTION 1.03.  COMPUTATION OF TIME PERIODS..........................................................27
         SECTION 1.04.  ACCOUNTING TERMS.....................................................................27

                   ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES
         SECTION 2.01.  THE ADVANCES.........................................................................27
         SECTION 2.02.  MAKING THE ADVANCES..................................................................28
         SECTION 2.03.  FEES.................................................................................29
         SECTION 2.04.  TERMINATION OR REDUCTION OF THE COMMITMENTS..........................................29
         SECTION 2.05.  REPAYMENT............................................................................29
         SECTION 2.06.  INTEREST.............................................................................30
         SECTION 2.07.  INTEREST RATE DETERMINATION..........................................................30
         SECTION 2.08.  PREPAYMENTS..........................................................................31
         SECTION 2.09.  INCREASED COSTS......................................................................31
         SECTION 2.10.  ILLEGALITY...........................................................................32
         SECTION 2.11.  PAYMENTS AND COMPUTATIONS............................................................33
         SECTION 2.12.  TAXES................................................................................34
         SECTION 2.13.  RULES................................................................................35
         SECTION 2.14.  SHARING OF PAYMENTS, ETC.............................................................36
         SECTION 2.15.  EVIDENCE OF INDEBTEDNESS.............................................................36
         SECTION 2.16.  USE OF PROCEEDS......................................................................37
         SECTION 2.17.  REMOVAL OF LENDER....................................................................37
         SECTION 2.18.  CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS..........................37

                        ARTICLE III  CONDITIONS TO LENDING
         SECTION 3.01.  CONDITIONS PRECEDENT.................................................................37
         SECTION 3.02.  CONDITIONS PRECEDENT TO CERTAIN BORROWINGS.  ........................................39
         SECTION 3.03.  CONDITIONS PRECEDENT TO EACH BORROWING...............................................42
         SECTION 3.04.  DETERMINATIONS UNDER SECTION 3.01....................................................42

                    ARTICLE IV  REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  REPRESENTATIONS AND WARRANTIES.......................................................42

                               ARTICLE V  COVENANTS
         SECTION 5.01.  AFFIRMATIVE COVENANTS................................................................46
         SECTION 5.02.  NEGATIVE COVENANTS...................................................................49
         SECTION 5.03.  FINANCIAL COVENANT...................................................................63
         SECTION 5.04.  LIMITATION ON PARENT ACTIVITIES......................................................63



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
                           ARTICLE VI  EVENTS OF DEFAULT
         SECTION 6.01.  EVENTS OF DEFAULT....................................................................64

                              ARTICLE VII  THE AGENTS
         SECTION 7.01.  AUTHORIZATION AND ACTION.............................................................66
         SECTION 7.02.  AGENT'S RELIANCE, ETC................................................................67
         SECTION 7.03.  MSSF AND AFFILIATES..................................................................67
         SECTION 7.04.  LENDER CREDIT DECISION...............................................................67
         SECTION 7.05.  INDEMNIFICATION......................................................................68
         SECTION 7.06.  SUCCESSOR AGENT......................................................................68

                                  ARTICLE VIII
                                                       GUARANTEE.............................................69
         SECTION 8.01.  GUARANTEE............................................................................69
         SECTION 8.02.  GUARANTEE ABSOLUTE...................................................................70
         SECTION 8.03.  WAIVERS AND ACKNOWLEDGMENTS..........................................................70
         SECTION 8.04.  SUBROGATION..........................................................................71
         SECTION 8.05.  CONTINUING GUARANTEE.................................................................71

                             ARTICLE IX  MISCELLANEOUS
         SECTION 9.01.  AMENDMENTS, ETC......................................................................72
         SECTION 9.02.  NOTICES, ETC.........................................................................72
         SECTION 9.03.  NO WAIVER; REMEDIES..................................................................73
         SECTION 9.04.  COSTS AND EXPENSES...................................................................73
         SECTION 9.05.  RIGHT OF SET-OFF.....................................................................74
         SECTION 9.06.  BINDING EFFECT.......................................................................74
         SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS.......................................................75
         SECTION 9.08.  CONFIDENTIALITY......................................................................77
         SECTION 9.09.  GOVERNING LAW........................................................................77
         SECTION 9.10.  EXECUTION IN COUNTERPARTS............................................................77
         SECTION 9.11.  JUDGMENT.............................................................................77
         SECTION 9.12.  JURISDICTION, ETC....................................................................78
         SECTION 9.13.  WAIVER OF JURY TRIAL.................................................................79

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                                                                            PAGE

SCHEDULES

Schedule 1 - Initial Lenders and Commitments

Schedule 4.01(a) - Corporate Structure Chart

EXHIBITS

Exhibit A-1 - List of Borrowers

Exhibit A-2 - List of Guarantors

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Opinion of Local Counsel for the Loan Parties

Exhibit E - Form of Accession Agreement

Exhibit F - Name and Address of Process Agent

                                CREDIT AGREEMENT

                          Dated as of December 21, 1999


Carrier 1 International S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg, as parent (the "PARENT"), certain subsidiaries of the Parent listed on Exhibit A-1 hereto as borrowers (together with any Acceding Borrowers (as defined below), the "BORROWERS") certain subsidiaries of the Parent listed on Exhibit A-2 hereto as guarantors (together with any Acceding Guarantors (as defined below), the "GUARANTORS"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, Morgan Stanley Senior Funding, Inc. ("MSSF") and Citibank, N.A., as lead arrangers (collectively, the "LEAD ARRANGERS"), MSSF, as security agent (together with any successor appointed pursuant to Article VII hereof, the "SECURITY AGENT"), MSSF, as administrative agent (together with any successor appointed pursuant to Article VII hereof, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCEDING BORROWER" means each additional borrower named by the Parent as to which the conditions set forth in Section 3.03(b) hereof have been met.

                  "ACCEDING GUARANTOR" means each Person who has executed and delivered to the Administrative Agent an accession agreement in the form of Exhibit E hereto.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or consolidated with a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

                  "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                  (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Restricted Subsidiaries by such


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                                       2


         Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Parent or any Restricted Subsidiary in such Person during such period;

                  (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Clause III of Section 5.02(b)(i)(C) hereof (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Parent or any of its Restricted Subsidiaries;

                  (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted (after giving effect to any effective waiver, consent or approval) by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (iv) any gains or losses attributable to Asset Sales (without regard to clause (c) or (d) in the proviso to the definition thereof);

                  (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Clause III of Section 5.02(b)(i)(C) hereof, any amount paid or accrued as dividends on Preferred Stock of the Parent or any Restricted Subsidiary owned by Persons other than the Parent and any of its Restricted Subsidiaries;

                  (vi) all extraordinary gains and extraordinary losses or extraordinary charges;

                  (vii) any compensation expense to the extent paid or payable solely with Capital Stock (other than Disqualified Stock) of the Parent or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Parent; and

                  (viii) the cumulative effect of a change in accounting principles.

                  "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Parent and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Parent and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Administrative Agent.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means (i) with respect to Advances denominated in Dollars, the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. at its office in New York, New York, Account No. 406-99-776, Attention: Liz Frattaroli and (ii) with respect to Advances denominated in Euros, the account of the Administrative Agent maintained by the Administrative Agent with Banque Paribas at its office in Paris, France, Account No. 001000-0000-46961A, Attention: Liz Frattaroli, or such other account or accounts as the Administrative Agent may notify to the Parent and the Lenders from time to time.

                  "ADVANCE" means an advance by a Lender to a Borrower pursuant to Article II.

                  "AFFILIATE" means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including with correlative meanings the terms "controlling", "controlled by" and "under common control with") as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" means any of the Administrative Agent, the Security Agent or the Lead Arrangers.

                  "APPLICABLE MARGIN" means 3.25% per annum; PROVIDED, HOWEVER, that if the condition precedent with respect to the German Pledge Agreement contained in Section 3.02(a)(iv) hereof has not been satisfied on or before the Closing Date, then for so long as the Pledged Shares do not include the Pledged Shares pledged pursuant to such German Pledge Agreement or other Pledged Shares which fully secure the initial Borrowing (as determined by the Administrative Agent in its reasonable discretion taking into consideration its customary secured lending policies), the Applicable Margin otherwise in effect will be 6%; PROVIDED, FURTHER, that if the Advances are not paid in full by June 30, 2000, the Applicable Margin otherwise in effect shall increase by 0.50% and shall thereafter increase by an additional 0.50% at the end of each subsequent calendar quarter until the repayment in full of the Advances; PROVIDED, FURTHER, that, in no event shall the Applicable Margin exceed 4.75%, other than as referred to in the first proviso of this definition or pursuant to Section 2.06(b) hereof.

                 "ASSET ACQUISITION" means (i) an investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Parent and its Restricted Subsidiaries on the date of such investment as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution) or (ii) an acquisition by the Parent or any of its Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Parent and its Restricted Subsidiaries on the date of such acquisition as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution).

                  "ASSET DISPOSITION" means the sale or other disposition by the Parent or any of its Restricted Subsidiaries (other than to the Parent or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Restricted Subsidiaries.

                  "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Parent or any of its Restricted Subsidiaries to any Person other than the Parent or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Parent or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Parent or any of its Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary and, in each case, that is not governed by Section 5.02(j); PROVIDED that "ASSET SALE" shall not include (a) sales, transfers or other dispositions of Temporary Cash Investments, inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment (or a transaction excluded from the definition of the term "RESTRICTED PAYMENTS") permitted to be made under Section 5.02(b), (c) for purposes of Section 2.08(b) only, sales of ducts, dark fiber, lit fiber and capacity and fiber swaps outside the ordinary course of business and contemplated by the most recent business plan of the Parent as presented to the Lenders from time to time or (d) sales, transfers or other dispositions of assets with a fair market value (as certified in an officer's certificate) not in excess of $2 million in any transaction.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                  "AVERAGE LIFE" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "BOARD OF DIRECTORS" means the Board of Directors or other corporate governing body of the Parent or any committee of such Board of Directors duly authorized to act.

                  "BOARD RESOLUTIONS" means a copy of a resolution of the Board of Directors of the Parent certified to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such adoption, delivered to the Administrative Agent.

                  "BORROWING" means a borrowing consisting of Advances in the same Permitted Currency and having the same Interest Period.

                  "BRIDGE FACILITY" means the $200 million bridge financing facility provided hereunder.

                  "BUSINESS DAY" means a day of the year banks are not required or authorized by law to close in New York City and on which dealings are carried on in the London interbank market and, for payments of interest and determination of interest rates in respect of Advances denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is in operation.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

                  "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% (50%, if the Permitted Holders hold more than 35% of the voting power of the Voting Stock of the Parent on a fully diluted basis) of the total voting power of the Voting Stock of the Parent on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Parent, on a fully diluted basis, than is held by Permitted Holders on such date; or (ii) during any period of two consecutive years beginning on or after the Closing Date, individuals who at the beginning of such period were members of the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                  "CLOSING DATE" means December 21, 1999 or such later date to which the Parent consents; PROVIDED, HOWEVER, that the Closing Date shall not occur during the Restricted Period unless the Initial Lenders in their sole discretion consent.

                  "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

                  "COMMITMENT" has the meaning specified in Section 2.01 hereof.

                  "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation all series and classes of such common stock.

                  "CONFIDENTIAL INFORMATION" means information that the Parent furnishes to the Administrative Agent or any Lender in a writing pursuant to or in connection with this Agreement, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Parent.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) provision for all taxes based on income, profits or capital, (iii) depreciation expense, (iv) amortization expense (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than any item reversing, offsetting or reducing any such accrual or reserve), all as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Parent or any of its Restricted Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Hedge Agreements; and interest on Indebtedness that is Guaranteed or secured by the Parent or any of its Restricted Subsidiaries) and the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) four times the amount of Consolidated Adjusted EBITDA for the then most recent fiscal quarter for which financial statements of the Parent have been filed with the Commission or provided to the Administrative Agent under this Agreement (such quarter being the "QUARTER"); PROVIDED that, in making the foregoing calculation, (A) pro forma effect shall be given, in calculating the amount of Indebtedness outstanding on the Transaction Date, to any Indebtedness to be Incurred on the Transaction Date, or to be repaid, repurchased, redeemed or otherwise retired or discharged on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "REFERENCE PERIOD"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into, or consolidated with, the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the full fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

                  "CONSOLIDATED NET WORTH" means, at any date of determination, shareholders' equity (plus, to the extent not otherwise included, Preferred Stock of the Parent) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Parent and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Parent or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Advances, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Advances or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Advances; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Advances shall not constitute Disqualified Stock to the extent permitted under the Indentures as in effect on the date hereof.

                  "DOLLARS" and "$" means the lawful currency of the United States of America.

                  "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis for the Parent and its Subsidiaries in accordance with GAAP: (a) losses from operations for such period PLUS (a) the sum of the following to the extent deducted in determining losses from operations: (i) amortization and (ii) depreciation. For the avoidance of doubt, the following items shall not be added back in determining EBITDA: (i) interest income, (ii) interest expense, (iii) certain other items as contemplated by the financial model provided to the Lead Arrangers prior to the date hereof, (iv) depreciation of financing costs capitalized and (v) currency exchange gain (loss).

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) (a) a commercial bank, savings and loan association, savings bank or other similar banking organization having a combined capital and surplus of at least $250 million, (b) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250 million, (c) telecommunications equipment vendors and related entities and (d) any other Person approved by the Administrative Agent of the type included in this clause (iii).

                  "ENVIRONMENTAL LAW" means any national state or local statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "EQUIVALENT" in Dollars of Euros on any date means the equivalent in Dollars of Euros determined by using the spot rate at which the Administrative Agent's principal office in London offers to exchange Dollars for Euros in London prior to noon (London time) on such date as is required pursuant to the terms of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Parent's controlled group, or under common control with the Parent, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA; (d) the cessation of operations at a facility of the Parent or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA or other withdrawal by the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA which is reasonably expected to result in liability under Section 4043 of ERISA; (e) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in
         Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "EURO" and the "_" sign mean the single currency of Participating Member States introduced at the start of the third stage of Economic and Monetary Union pursuant to the Treaty of European Union.

                  "EURO LIBOR" means for any Interest Period for each Advance denominated in Euros, an interest rate equal to the rate for deposits in Euros which appears on Telerate page 3750 (or any other page that might replace this page in this service) as of 11:00 a.m. London time two Business Days before the first day of such Interest Period; PROVIDED, that, if for any reason such rate is not available, the term "Euro LIBOR" shall mean the average of the rates at which deposits in Euros are offered by the Reference Banks at approximately 11:00 a.m. London time on such date to prime banks in the Euro-zone interbank market.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXTRAORDINARY RECEIPT" means any cash receipts received by or paid to or for the account of any Person from proceeds of property insurance and condemnation awards (and payments in lieu thereof); PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include (i) cash receipts received from proceeds of property insurance or condemnation awards (or payments in lieu thereof) to the extent such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real or personal property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real or personal property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, (ii) tax refunds and (iii) other cash receipts in the ordinary course of business.

                  "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of Section 5.02(a)(i)(G) hereof, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Parent exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking or appraisal firm and set forth in their written opinion which shall be delivered to the Administrative Agent.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; PROVIDED, HOWEVER, that all reports and other financial information provided by the Parent hereunder shall be prepared in accordance with GAAP as in effect from time to time. All ratios and computations contained or referred to in this Agreement shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement shall be made without giving effect to (i) the amortization or write-off of any expenses incurred in connection with the offering of the Units (as defined in the Indentures) and (ii) the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "GERMAN NETWORK" means the fiber optic network to be built in the Federal Republic of Germany by the Parent or any of its Restricted Subsidiaries with affiliates of Viatel, Inc. and Metromedia Fiber Network Inc. contemplated by the letter of intent dated August 20,1998.

                  "GERMAN NETWORK L/C" means a letter of credit in an amount not to exceed $85 million, as issued, amended, supplemented or modified from time to time, to secure obligations of the Parent or any of its Restricted Subsidiaries with respect to the German Network.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

                  "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "HIGH YIELD NOTES" means the 13 1/4% Senior Euro Notes of the Parent due 2009 in the amount of Euro 85 million and the 13 1/4% Senior Dollar Notes of the Parent due 2009 in the amount of $160 million.

                  "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "INCURRENCE" by means of the acquisition of more than 50% of the Capital Stock of any Person; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication):

                           (i) all indebtedness of such Person for borrowed money;

                           (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                           (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) or other similar instruments securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not properly honored and drawn upon or, if properly honored and drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                           (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                           (v)    all Capitalized Lease Obligations of such
                  Person;

                           (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

                           (vii) all Indebtedness of other Persons Guaranteed by such Person; PROVIDED that the amount of Indebtedness of such Person shall be the lesser of (A) the amount Guaranteed and (B) the amount of such Indebtedness of such other Persons; and

                           (viii) to the extent not otherwise included in this
                  definition, obligations under Hedge Agreements except if such agreements (a) are designed solely to protect the Parent or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

         PROVIDED, that the amount of Indebtedness of any Person as described above at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED, FURTHER (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that obligations for money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "INDEBTEDNESS" so long as such money is held to secure the payment of such interest, (C) that the amount of an obligation in respect of a letter of credit or other similar instrument is the aggregate undrawn and unexpired amount thereof plus the aggregate amount of drawings properly honored thereunder that have not then been reimbursed, and
         (D) that Indebtedness shall not include any liability for federal, state, local or other taxes. Indebtedness shall not be deemed to include any obligation arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, PROVIDED that such obligation is extinguished within five business days of its Incurrence.

                   "INDENTURES" means the trust indentures each dated February 19, 1999 in respect of the High Yield Notes.

                  "INTEREST PERIOD" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Parent on behalf of the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Parent on behalf of the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one or three months, as the Parent on behalf of the applicable Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (London time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                           (i) the Parent may not select any Interest Period that ends after the Maturity Date;

                           (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances, loans or other extensions of credit to customers or suppliers in the ordinary course of business to the extent required by GAAP to be recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries) or capital contribution to (by means of transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Parent or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by Section 5.02(d)(iii); PROVIDED that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "UNRESTRICTED SUBSIDIARY" and Section 5.02(b), (i) "INVESTMENT" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  "LENDERS" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

                  "LIBOR" means for any Interest Period for each Advance denominated in Dollars, an interest rate per annum equal to the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount equal to such Advance and for a period equal to (as nearly as practicable) such Interest Period; PROVIDED, that, if for any reason such rate is not available, the term "LIBOR" shall mean the rates per annum appearing on the Reuters Screen ISDA Page (or any successor page) as the London interbank offered rate for deposits in Dollars, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount equal to such Advance and for a period equal to (as nearly as practicable) such Interest Period; PROVIDED, FURTHER, that if for any reason such rate is not available, the term "LIBOR" shall mean the average of the sales at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m. London time on such date to prime banks in the London interbank market.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "LOAN DOCUMENTS" means this Agreement and, to the extent delivered to the Administrative Agent or the Security Agent, as the case may be, pursuant to Section 3.02 hereof, the Pledge Agreements, in each case as amended or otherwise modified from time to time.

                  "LOAN PARTIES" means the Parent, the Borrowers, and the Guarantors.

                  "MANAGEMENT INVESTOR" means any officer, director, employee or other member of the management of the Parent or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change, or any development that would reasonably be expected to cause a material adverse change, in the business, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Security Agent and the Lenders under the Loan Documents or (c) the ability of any Loan Party to perform its material obligations under the Loan Documents.

                  "MATURITY DATE" means December 20, 2000.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent or any ERISA Affiliate and at least one Person other than the Parent and the ERISA Affiliates or (b) was so maintained and in respect of which the Parent or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale when received in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Parent and its Restricted Subsidiaries, taken as a whole, including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 5.02(i) hereof, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such Asset Sale (other than Indebtedness under the High Yield Notes), (iv) all distributions and other payments required to be made to minority interest holders in a Restricted Subsidiary or joint venture as a result of such Asset Sale by or of such Restricted Subsidiary or joint venture, or to any other Person (other than the Parent or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale, and (v) appropriate amounts to be provided by the Parent or any Restricted Subsidiary as a reserve against any liabilities or obligations associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. In the event that any consideration for any Asset Sale that would otherwise constitute Net Cash Proceeds is required to be held in escrow pending determination of whether a purchase price adjustment, indemnification or other payment or similar adjustment will be made, such consideration will become Net Cash Proceeds only when and to the extent released from escrow to the Parent or a Restricted Subsidiary.

                  "NETWORK FINANCING BORROWINGS" means Indebtedness (including Guarantees and the German Network L/C) to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of acquiring Telecommunications Equipment (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Parent or a Restricted Subsidiary.

                  "NORTEL FACILITY" means the vendor financing facility provided by Nortel Networks plc to the Parent in the amount of $75 million under a loan agreement dated June 25, 1999.

                  "NOTICE OF BORROWING" has the meaning specified in Section
         2.02 hereof.

                  "OBLIGORS" means the Borrowers and the Guarantors and in any event does not include the Parent.

                  "PARTICIPATING MEMBER STATE" means each state so described in any legislative measure of the European Council for introduction of, changeover to, or operation of the Euro.

                  "PERMITTED CURRENCY" means Euros and Dollars.

                  "PERMITTED HOLDER" means any of the following: any of Providence Equity Partners L.P., Providence Equity Partners II L.P., Providence Equity Partners III L.P., Primus Capital Fund IV Limited Partnership and Primus Executive Fund Limited Partnership and any of the respective Affiliates or successors of the foregoing.

                  "PERMITTED INTERCOMPANY INDEBTEDNESS" means Indebtedness owed to the Parent by a Restricted Subsidiary that is (i) subordinated to the Advances on terms and conditions reasonably satisfactory to the Required Lenders (including on terms that prohibit cash payments in respect thereof other than to the extent such payments are applied to meet obligations of the Parent referred to in Section 5.04 hereof) or
         (ii) in the case of any such Indebtedness that is outstanding on the date hereof, such Indebtedness, PROVIDED, that no later than April 30, 2000, such Indebtedness is subordinated to the Advances on the terms referred to in clause (i) hereof if such subordination can be effected without significant adverse tax, accounting or legal consequences to the Parent or any Subsidiary.

                  "PERMITTED INVESTMENT" means:

                           (i) an Investment in the Parent (other than Capital Stock and the High Yield Notes) or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Parent or a Restricted Subsidiary; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Parent and its Restricted Subsidiaries on the date of such Investment;

                           (ii)   Temporary Cash Investments;

                           (iii) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                           (iv) stock, obligations, securities or other Investments received (a) in satisfaction of judgments or (b) in settlement of debts, or as a result of foreclosure, perfection or enforcement of any Lien, in each case under this clause (b) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations, securities or other Investments;

                           (v) Investments in negotiable instruments held for collection, lease, utility and worker's compensation, performance and other similar pledges or deposits and other pledges or deposits permitted under Section 5.02(g) hereof;

                           (vi) obligations under Hedge Agreements designed solely to protect the Parent or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

                           (vii) Investments in a joint venture to cover the Parent's portion of the cost (including the cost of design, development, acquisition, construction, installation and improvement) of building a telecommunications network (or network segment) in Europe, PROVIDED that the Parent or any of its Restricted Subsidiaries will directly own their portion of such network (or network segment); and Investments in joint ventures to acquire or maintain or otherwise relating to any rights-of-way, wayleaves, governmental approvals, licenses, franchises or concessions relating to any such network (or network segment);

                           (viii) Investments in any Person in an aggregate
                  amount not to exceed 25% of any gains (net of any losses) attributable to Asset Sales after the Closing Date and prior to the date of such Investment; and

                           (ix) loans or advances to directors, officers or employees of the Parent or any Restricted Subsidiary that do not in the aggregate exceed $3 million at any time outstanding.

                  "PERMITTED JOINT VENTURE" means any joint venture between the Parent or any Restricted Subsidiary and any Person other than a Subsidiary, engaged in the provision or sale of telecommunications services, or in any other business that is related, ancillary or complementary to the provision or sale of telecommunications services, as determined in good faith by the Board of Directors (whose determination shall be conclusive if evidenced by a Board Resolution); PROVIDED that prior to making any Investment in such a Person, the Parent's Board of Directors shall have determined that such Investment fits the Parent's strategic plan and is on terms that are fair and reasonable to the Parent.

                  "PERMITTED LIENS" means:

                           (i) Liens for taxes, assessments, governmental charges or claims not yet delinquent, or that in the aggregate are not material, or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                           (ii) statutory and common law Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or that have been bonded or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                           (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

                           (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, licenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                           (v) easements, rights-of-way, municipal and zoning ordinances, utility agreements, reservations, encroachments, restrictions and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Parent or any of its Restricted Subsidiaries;

                           (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property or assets (including leases on an indefeasible right-to-use basis); PROVIDED that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 5.02(a), to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of the item of property or assets subject thereto and the original such Lien is created prior to, at the time of or within one year after the later of the acquisition, the completion of construction or the commencement of full operation of such property or assets, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements, accessions or proceeds in respect of such item;

                           (vii) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Parent and its Restricted Subsidiaries, taken as a whole;

                           (viii) Liens encumbering property or assets under construction (and related rights) in favor of a contractor or developer, or arising from progress or partial payments by a customer of the Parent or its Restricted Subsidiaries relating to such property or assets;

                           (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

                           (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                           (xi) Liens (including extensions, renewals and replacements thereof) on property or assets of, or on shares of Capital Stock or Indebtedness of, any Person existing (in the case of the original such Lien) at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Parent or any Restricted Subsidiary other than the property, assets, Capital Stock or Indebtedness so acquired (plus improvements, accessions or proceeds (including dividends or distributions) in respect thereof);

                           (xii) Liens in favor of the Parent arising by operation of law or in favor of any Restricted Subsidiary;

                           (xiii) Liens arising from the rendering of a final judgment, order, decree or award against the Parent or any Restricted Subsidiary that does not give rise to an Event of Default;

                           (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                           (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness or other obligations under Hedge Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Parent or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                           (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

                           (xviii) [Intentionally omitted];

                           (xix) Liens that secure Indebtedness or other obligations with an aggregate principal amount not in excess of $5 million at any time outstanding;

                           (xx) Liens placed by any third party on property over which the Parent or any Restricted Subsidiary has easement or other rights or on any leased property, or arising by reason of subordination or similar agreements relating thereto; and Liens arising by reason of any condemnation or eminent domain proceedings;

                           (xxi) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

                           (xxii) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

                           (xxiii) Liens (including extensions, renewals and
                  replacements thereof) on property or assets acquired by the Parent or any Restricted Subsidiary; PROVIDED that (a) such Liens were not created in connection with or in anticipation of such acquisition, (b) such Liens do not secure Indebtedness other than Indebtedness assumed in connection with such acquisition and (c) such Liens do not extend to or cover any property or assets of the Parent or any Restricted Subsidiary other than the property or assets so acquired (plus improvements, accessions or proceeds in respect thereof); and

                           (xxiv) Liens on cash set aside at the time of the Incurrence of any Indebtedness (including without limitation the High Yield Notes), or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose.

                  "PERSON" means an individual, partnership, corporation (including a businesstrust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision and an agency or instrumentality thereof.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PLEDGE AGREEMENTS" shall mean the German Pledge Agreement, the Swiss Pledge Agreement, the French Pledge Agreement and the Deed of Charge and any other pledge agreement pledging the shares of any Acceding Borrower pursuant to
Section 3.03(b) hereof.

     "PLEDGED SHARES" means the shares or other ownership interests of certain Subsidiaries of the Parent pledged to the Security Agent on behalf of the Lenders pursuant to the Pledge Agreements.

     "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

     "QUALIFYING BANK" means a Lender that is (i) either a Person that is entitled to receive payments hereunder (other than payments pursuant to Section
9.04 hereof) from a Borrower organized in the United Kingdom free and clear of and without deduction for or on account of Taxes imposed by the United Kingdom (or any political subdivision thereof or therein) and without being subject to such Taxes in each case pursuant to applicable U.K. law or pursuant to an applicable tax treaty or a Lender that is a bank (x) within the meaning of
Section 840A of the U.K. Income and Corporation Taxes Act 1988 (the "ACT"), (y) within the charge to U.K. corporation tax for the purposes of Section 349(3) of the Act in respect of interest payable or paid to it hereunder and (z) resident in the United Kingdom for U.K. tax purposes (but if the Act is amended or repealed, this clause (i) shall be amended in such manner as the Administrative Agent, after consultation with the Parent, shall determine to be necessary in order to define Persons of relevant equivalent categories) and (ii) a Person that with respect to each Borrower that is an original signatory to this Agreement and is organized in a jurisdiction other than the United Kingdom either (x) has its lending office located in a jurisdiction that is a party to an applicable tax treaty with the jurisdiction of organization of such Borrower that reduces the rate of Taxes and withholding on payments hereunder by such Borrower (other than payments pursuant to Section 9.04 hereof) to zero or (y) benefits from an exemption from Taxes and withholding on payments hereunder (other than payments pursuant to Section 9.04 hereof) by such Borrower under the laws of the jurisdiction in which such Borrower is organized.

     "REFERENCE BANKS" means the principal London offices of Citibank, N.A. and Morgan Stanley Dean Witter Bank Limited or, if either such bank ceases to be a Reference Bank, such other bank as the Administrative Agent shall reasonably select after consultation with the Parent.

     "REGISTER" has the meaning specified in Section 9.07(c).

     "RELEASED INDEBTEDNESS" means, with respect to any Asset Sale, (i) Indebtedness of the Parent or any Restricted Subsidiary which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale; PROVIDED that the Parent or such Restricted Subsidiary receives written, unconditional, valid and enforceable releases from each creditor, no later than the closing date of such Asset Sale and (ii) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale; PROVIDED that neither the Parent nor any other Restricted Subsidiary thereafter Guarantees such Indebtedness.

      "REQUIRED LENDERS" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

     "RESTRICTED PERIOD" means the period from December 22, 1999 to and including January 4, 2000.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, (i) any Obligor and (ii) any Restricted Subsidiary that, together with its Subsidiaries,
(x) for the most recent fiscal year of the Parent, accounted for more than 10% of the consolidated revenues of the Parent and its Restricted Subsidiaries or
(y) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Parent and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Parent for such fiscal year.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent or any ERISA Affiliate and no Person other than the Parent and the ERISA Affiliates or
(b) was so maintained and in respect of which the Parent or any ERISA Affiliate would reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital and (e) such Person is not (i) in the case of any Person organized under or otherwise subject to the laws relating to solvency of the Federal Republic of Germany or Switzerland, overindebted (UBERSCHULDET), illiquid (ZAHLUNGSUNFAHIG) or threatened with illiquidity (DROHENDE ZAHLUNGSUNFAHIGKEIT) or (ii) in the case of any other Person, subject to any other similar condition under the laws of the jurisdiction in which such Person is organized. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security, is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "STRATEGIC SUBORDINATED INDEBTEDNESS" means Indebtedness of the Parent Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Parent or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Obligors' obligations under the Loan Documents; PROVIDED that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Disqualified Stock) of the Parent after the Incurrence of such Indebtedness.

     "SUBSIDIARY" of any Person means, with respect to any Person, any corporation, association, or other business entity of which more than 50% of the outstanding Voting Stock is owned by such Person and one or more other Subsidiaries of such Person.

     "SUBSIDIARY GUARANTEE" has the meaning provided in Section 5.02(e).

     "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary who, from time to time, provides a guarantee pursuant to Section 5.02(e)(i).

     "TELECOMMUNICATIONS EQUIPMENT" means (i) fiber optic cable, data and voice switches, transmission equipment and other ancillary equipment, fees and costs, and related tangible assets, (ii) all software and hardware associated with the network operating center and back office systems (including OSS, billing systems, and data services), together with all related support and installation costs associated with an operational system, provided that such costs are capitalized according to GAAP and (iii) any other equipment, inventory or network assets (including leases on an indefeasible right-to-use basis and multiple investment units).

     "TEMPORARY CASH INVESTMENT" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

          (ii) bankers' acceptances, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above or clause
     (vi) below entered into with a bank meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

          (vi) direct obligations of, or obligations fully and unconditionally guaranteed by, (a) The Netherlands, the United Kingdom, France, Germany or Switzerland or (b) any other member of the European Economic Community and rated at least "A" by S&P or Moody's

     "TERMINATION DATE" means the earlier of November 30, 2000 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

     "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Parent) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Parent or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "INCURRENCE" of such Indebtedness and an "INVESTMENT" by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 5.02(b) hereof and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 5.02(a) and Section 5.02(b) hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Agreement. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "VAT" or "VALUE ADDED TAX" means value added tax chargeable in the United Kingdom under the Value Added Tax Act 1994 or any similar tax imposed in another jurisdiction.

     "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "WARRANT AGREEMENTS" has the meaning given to it in the Indentures.

     "WARRANTS" has the meaning given to it in the Indentures.

     "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings specified in the sections set forth below:


     Term                                                 Section
     Administrative Agent                                 Preamble
     Borrowers                                            Preamble
     Deed of Charge                                       3.02(a)(iii)
     French Pledge Agreement                              3.02(a)(i)
     German Pledge Agreement                              3.02(a)(iv)
     Guaranteed Obligations                               8.01(a)
     Guarantors                                           Preamble
     HGB                                                  8.01(b)
     Indemnified Costs                                    7.05
     Indemnified Party                                    9.04(b)
     Information                                          3.01(e)
     Initial Lenders                                      Preamble
     Lead Arrangers                                       Preamble
     MSSF                                                 Preamble
     Other Taxes                                          2.12(b)
     Parent                                               Preamble
     Primary Currency                                     9.11(c)
     Projections                                          4.01(r)
     Restricted Payment                                   5.02(b)
     Security Agent                                       Preamble
     Taxes                                                2.12(a)
     Swiss Pledge Agreement                               3.02(a)(ii)



     SECTION 1.03. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.04. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. THE ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances in either Permitted Currency to the Borrowers from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on
Schedule 1 hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.04 or Section 2.08(c) hereof (such Lender's "COMMITMENT"); PROVIDED, HOWEVER, that the aggregate amount of Advances made under this Section
2.01 shall not exceed $25 million (or the Euro Equivalent thereof) until the conditions precedent specified in Section 3.02 hereof shall have been satisfied; PROVIDED, FURTHER, that so long as the High Yield Notes remain outstanding and except for Advances made for the purpose of Network Financing Borrowings, the aggregate amount of Advances made under this Section 2.01 shall not exceed $100 million (or the Euro Equivalent thereof) plus 80% of the Consolidated book value of the accounts receivable of the Parent and its Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, FURTHER, that no Borrowing may be made during the Restricted Period unless each of the Initial Lenders in its sole discretion consents. Each Borrowing shall be in an aggregate amount of (i) $5 million (or in the case of Borrowings denominated in Euros, Euro 5 million) or an integral multiple of $500,000 (or in the case of Borrowings denominated in Euros, Euro 500,000) in excess thereof or (ii) the entire amount of the undrawn Commitments of the Lenders, and shall consist of Advances made on the same day in the same Permitted Currency by the Lenders ratably according to their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

     SECTION 2.02. MAKING THE ADVANCES. (a) Except for the initial Borrowing made on the Closing Date, each Borrowing shall be made on notice, given not later than 10:00 A.M. (London time) on the third Business Day prior to the date of the proposed Borrowing by the Parent on behalf of the applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) aggregate amount of such Borrowing (iii) the Permitted Currency in which such Borrowing shall be made and (iv) initial Interest Period for each such Borrowing. Each Lender shall, before 11:00 A.M. (London time) on the date of such Borrowing, make available to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's address referred to in Section 9.02.

         (b) Anything in subsection (a) above to the contrary notwithstanding, the Advances may not be outstanding as part of more than 7 separate Borrowings.

         (c) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. The Parent shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of

Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such applicable Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, at a rate specified by the Administrative Agent to be its cost of funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. FEES. (a) COMMITMENT FEE. The Parent agrees on behalf of the Borrowers to pay, or cause the Borrowers to pay, to the Administrative Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender's Commitment from December 9, 1999 (or such later date as such Initial Lender issued its commitment) in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender payable in arrears on the Closing Date and quarterly on the last day of each quarter thereafter, and on the earlier of (i) the termination in whole of the unused portions of the Commitments pursuant to Section 2.04 or 2.08 hereof or (ii) the Termination Date, in each case at the rate of 0.875% per annum on the average daily unused portion of such Lender's Commitment during such quarter.

         (b) AGENT'S FEES. The Parent shall pay, or cause the Borrowers to pay, to the Administrative Agent for its own account such fees as have been separately agreed between the Parent and the Administrative Agent.

     SECTION 2.04. TERMINATION OR REDUCTION OF THE COMMITMENTS. The Parent shall have the right on behalf of the Borrowers, upon at least one Business Day's notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that each partial reduction shall be in the aggregate amount of $5 million or an integral multiple of $500,000 in excess thereof.

     SECTION 2.05. REPAYMENT. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of the Advances borrowed by it then outstanding.

     SECTION 2.06. INTEREST. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance borrowed by it owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

          (i) For each Advance denominated in Dollars, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) LIBOR PLUS (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and on the date such Advance shall be paid in full;

          (ii) For each Advance denominated in Euros, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) Euro LIBOR for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and on the date such Advance shall be paid in full.

         (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (b) hereof, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a) above.

     SECTION 2.07. INTEREST RATE DETERMINATION. (a) The Administrative Agent shall give prompt notice to the Parent and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) hereof.

         (b) If, with respect to any Advances, the Required Lenders notify the Administrative Agent that the interest rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Parent and the Lenders, then (i) within 15 days after any such notice by the Administrative Agent, the Administrative Agent and the Parent shall enter into negotiations in good faith with a view to agreeing to an alternative interest rate acceptable to the Parent to make, fund or maintain such Advances and (ii) if, at the expiration of 20 days from the giving of such notice by the Administrative Agent, the Administrative Agent and the Parent shall not have reached an agreement, such Advances will bear interest at a rate per annum specified by each such Lender to represent its cost of funds therefor plus the Applicable Margin.

         (c) If the Parent shall fail to select the duration of any Interest Period for any Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 hereof, the Administrative Agent will forthwith so notify the Parent and the Lenders and the Interest Period shall have a duration equal to one month or, if a period of one month would extend beyond the Maturity Date, an Interest Period that ends on the Maturity Date.

     SECTION 2.08. PREPAYMENTS. (a) OPTIONAL PREPAYMENTS. Any Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $5 million in the case of Advances denominated in Dollars (or Euro 5 million, in the case of Advances denominated in Euros) or an integral multiple of $500,000 in the case of Advances denominated in Dollars (or Euro 500,000, in the case of Advances denominated in Euros) in excess thereof and (y) the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

         (b) MANDATORY PREPAYMENTS. The Parent shall, on the date of receipt by the Parent or any of its Subsidiaries of (i) the Net Cash Proceeds from (A) any Asset Sale or (B) the issuance of additional Indebtedness (other than Indebtedness permitted by clause (F) of Section 5.02(a)(i)) or equity (excluding the issuance of Capital Stock to any Management Investor) of the Parent or its Subsidiaries and (ii) any Extraordinary Receipt received by or paid to or for the account of any Borrower or any of its Subsidiaries and not included in clause (i) above, cause one or more Borrowers to prepay an aggregate principal amount of Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds or Extraordinary Receipts, as the case may be, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED that in the event that such Borrower is able to meet the conditions precedent set forth in Section 3.03 hereof on the date of such prepayment, such prepayment may, at the election of such Borrower by notice to the Administrative Agent on the date of such prepayment confirming its ability to meet such conditions precedent, be made net of any amount that such Borrower would be entitled to borrow hereunder on the date of such prepayment (or such lesser amount as may be specified in such notice). In the event that, as of any Business Day, the aggregate principal amount of the Advances exceeds, as a result of fluctuations in the exchange rate (determined as provided in the definition of "Equivalent") of the Euro to the Dollar, 105% of the aggregate amount of the Commitments as of such Business Day, the Parent shall within three Business Days cause one or more Borrowers to prepay an aggregate principal amount of the Advances equal to the difference between the amount of the Advances as so calculated and the aggregate amount of the Commitments.

         (c) The Commitments of the Lenders shall be reduced ratably by the amount of any prepayment made or required to be made (without regard to the proviso to the first sentence of Section 2.08(b)) under this Section 2.08.

     SECTION 2.09. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances (excluding for purposes of this Section 2.09 any such increased costs resulting from changes related to taxation, as to which Section
2.12 hereof shall govern), then each Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Parent and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), each Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Parent and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) Nothing in this Section 2.09 shall entitle any Lender to receive any amount in respect of compensation for any such liability to increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

             (i) is the subject of an indemnification or additional payment required to be made under Section 2.12; or

             (ii) arises as a consequence of (or of any law or regulation implementing) (x) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory practices in July 1988 and/or (y) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law of regulation implementing the same) occurring after the date hereof; or

             (iii) arises as a result of breach by such Lender of any regulation, request or requirement which is in existence at the date of this Agreement of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law).

     SECTION 2.10. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender to perform its obligations hereunder each Borrower shall forthwith repay the outstanding principal amount of the Advances borrowed by it and owing to such Lender and the unused Commitments of such Lender shall terminate; PROVIDED, HOWEVER, that, before giving any such notification, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Advances or to continue to fund or maintain Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment due from such Borrower hereunder not later than 11:00 A.M. (London time) on the day when due in the Permitted Currency in which the Advance was made to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.09, 2.12 or 9.04(c)) to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Each Loan Party hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder held by such Lender, to charge from time to time against any or all of such Loan Party's accounts with such Lender any amount so due.

         (c) All computations of interest and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Parent prior to the date on which any payment is due to the Lenders hereunder that any Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate specified by the Administrative Agent to be its cost of funds.

     SECTION 2.12. TAXES. (a) Any and all payments by any Loan Party hereunder shall be made, in accordance with Section 2.11 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes measured by or imposed upon the overall net income of the Administrative Agent, such Lender or such Lender's applicable lending office, or any branch or affiliate of either, any franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of the Administrative Agent, such Lender or such Lender's applicable lending office, or any branch or affiliate of either, but in each case only to the extent imposed by the jurisdiction under the laws of which the Administrative Agent, such Lender or such Lender's applicable lending office, or any branch or affiliate of either, is organized or is located, or in which the Administrative Agent or such Lender is managed and controlled for tax purposes, in the case of a jurisdiction that utilizes such criterion as the basis upon which it imposes net income taxation, or any nation within which such jurisdiction is located or any political sub-division thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "TAXES"). Subject to Section 2.12(e) and 2.12(f), if any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In the event that an indemnity or additional payment is made under this Section 2.12 for the account of the Administrative Agent or any Lender and the Administrative Agent or such Lender, as the case may be, receives or is granted a refund in respect of any Taxes paid pursuant to this Section 2.12, the Administrative Agent or such Lender shall remit such refund to the applicable Borrower, net of all reasonable out-of-pocket expenses of such Lender; PROVIDED that the applicable Borrower, upon the request of the Administrative Agent or such Lender, agrees to return such refund to the Administrative Agent or such Lender, as the case may be, in the event the Administrative Agent or such Lender, as the case may be, is required to repay such refund to the relevant taxing authority. Nothing contained herein shall interfere with the right of the Administrative Agent or a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige the Administrative Agent or any Lender to apply for any refund or to disclose any information relating to its tax affairs or any computations in respect thereof.

         (c) In addition, the Loan Parties shall pay any present or future stamp, documentary or registration taxes or any other similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, or performing under or otherwise with respect to, the Loan Documents (other than those imposed by reason of any transfer by any Lender, except in the case of any transfer requested by any Loan Party) (hereinafter referred to as "OTHER TAXES").

         (d) The Loan Parties shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes or Other Taxes (including, without limitation any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (e) The Administrative Agent and each Lender shall, upon becoming a party to this Agreement, confirm that it is a Qualifying Bank at such time and agrees to notify the Parent (through the Administrative Agent) promptly upon it becoming aware that it is not a Qualifying Bank. If the Administrative Agent or any Lender, otherwise than by reason of any change in law or treaty or any change in its official interpretation or administration or any change in published revenue practice in any such case after the date on which the Administrative Agent or such Lender, as the case may be, became a party to this Agreement, is not or ceases to be a Qualifying Bank with respect to any Loan Party, then such Loan Party shall not be liable to pay to the Administrative Agent or such Lender, as the case may be, under this Section 2.12 any amount in excess of the amount such Loan Party would have been obliged to pay to the Administrative Agent or such Lender if the Administrative Agent or such Lender had not ceased to be a Qualifying Bank with respect to such Loan Party.

         (f) This Section 2.12 shall not require any Borrower to pay any indemnity or additional amounts in respect of Taxes that would not have been imposed but for the failure of the Administrative Agent or any Lender to comply with any certification, identification, information or other documentation requirement that is a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of Taxes after the Administrative Agent or such Lender, as the case may be, has been notified in writing by the Parent of the necessity to comply with such requirement.

         (g) Without prejudice to the survival of any other agreement or obligation of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 2.12 shall survive the payment in full of all amounts due hereunder.

     SECTION 2.13. RULES CONCERNING ADDITIONAL AMOUNTS. Any Lender claiming any indemnity or additional amounts payable pursuant to Section 2.12 hereof shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such indemnity or additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

     SECTION 2.14. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09, 2.12 or 9.04(c) hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Loan Party agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Loan Party in the amount of such participation.

     SECTION 2.15. EVIDENCE OF INDEBTEDNESS. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(c) hereof shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder and each Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender's share thereof.

         (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of such Borrower under this Agreement.

     SECTION 2.16. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrowers agree that they shall use such proceeds) solely (i) to repay and/or to make payments to the Parent in order to enable the Parent to repay the Nortel Facility, (ii) to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of acquiring the Telecommunications Equipment,
(iii) to pay transaction costs incurred in connection with the Bridge Facility and (iv) for working capital and other general corporate purposes of the Parent, the Borrowers and their respective Subsidiaries.

     SECTION 2.17. REMOVAL OF LENDER. In the event that any Lender demands payment of costs, indemnification or additional amounts pursuant to
Section 2.09 or Section 2.12 hereof then (subject to such Lender's right to rescind such demand within 10 days after the notice from the Parent referred to below) the Parent may, upon 20 days' prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its Advances and Commitments in full to an assignee institution selected by the Parent that meets the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, so long as such Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts then due and payable to such Lender as of the date of such assignment (including, without limitation, amounts owing pursuant to Section 2.09 or Section 2.12 hereof), and in such case such Lender agrees to make such assignment and assume all obligations of such Lender hereunder, in accordance with Section 9.07 hereof.

     SECTION 2.18. CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS. If a Lender voluntarily changes its lending office and the effect of such change, as of the date of such change, would be to cause a Borrower to become obligated to pay an indemnity or additional amount under Section 2.09 or Section
2.12 hereof that such Borrower was not theretofore obligated to pay, then such Borrower shall not be obligated to pay such indemnity or additional amount.

                                   ARTICLE III

                              CONDITIONS TO LENDING

     SECTION 3.01. CONDITIONS PRECEDENT. The obligations of the Lenders to make Advances on the occasion of the initial Borrowing shall be subject to the following conditions precedent:

         (a) There shall have occurred no Material Adverse Change since December 31, 1998.

         (b) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) would reasonably be expected to have a Material Adverse Effect or (ii) seeks to prohibit or restrain the transactions contemplated hereby.

         (c) The Lenders shall be reasonably satisfied with the corporate and legal structure and the terms and conditions of the capitalization of the Parent, including, without limitation, the charter and by-laws of the Parent and each material agreement or instrument relating thereto, to the extent that, taken as a whole, the same differ materially from as in effect on February 19, 1999 and from as disclosed in the Parent's filings with the Commission or its public announcements.

         (d) All governmental and third party consents and approvals if any (other than any such consents and approvals the absence of which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect), necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that would reasonably be expected to have a Material Adverse Effect) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority (other than any such actions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

         (e) All written information (other than the Projections) furnished to the Administrative Agent by the Parent or its advisors on behalf of the Parent prior to the Closing Date (the "INFORMATION"), taken as a whole, shall not have contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made and no additional information shall have come to the attention of the Administrative Agent or the Lenders that (i) was not known to the Initial Lenders or publicly available to them through the Parent's public announcements or filings with the Commission on such date and (ii) would reasonably be expected to have a Material Adverse Effect.

         (f) All loans made by the Lenders to the Borrowers or any of their affiliates shall be in full compliance with the Federal Reserve's Margin Regulations.

         (g) The Parent shall have paid all accrued fees of the Administrative Agent and the Lenders due and payable.

         (h) Except in each case as would not reasonably be expected to have a Material Adverse Effect, the Lead Arrangers shall be reasonably satisfied that (i) the Parent and its subsidiaries will be able to meet its obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Parent and its ERISA affiliates are funded in accordance with at least the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated.

             (i) The Administrative Agent shall have received on or before the Closing Date the following, each dated such day, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

             (i) Certified copies of the resolutions of each Loan Party approving the Loan Documents to which it is a party and, in the case of the Parent, making the determinations required by clause (vi) of the second paragraph of Section 4.05 of the Indentures, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

             (ii) Either an officer's certificate of each Loan Party or certified excerpts from the Commercial Register (HANDELSREGISTER), STATUTS or similar governmental documents of each Loan Party with respect to the directors and officers of such Loan Party evidencing their authority to sign the Loan Documents to which such Loan Party is a party and the other documents to be delivered hereunder.

             (iii) A favorable opinion of Debevoise & Plimpton, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

             (iv) Favorable opinions of French, Luxembourg, German, Swiss and U.K. counsel for the Loan Parties, each substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

             (v) A favorable opinion of Shearman & Sterling, New
         York counsel for the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

             (vi) A solvency certificate from the chief financial officer of the Parent on behalf of each Obligor in form and substance reasonably satisfactory to the Lenders.

     SECTION 3.02. CONDITIONS PRECEDENT TO CERTAIN BORROWINGS. The obligation of each Lender to make an Advance on the occasion of each Borrowing that would result in the aggregate outstanding amount of the Advances exceeding $25 million (or the Euro Equivalent thereof) shall be subject to the additional conditions precedent:

         (a) the Security Agent shall have received as soon as practicable but in no event later than 30 days after the Closing Date, the following in form and substance reasonably satisfactory to the Security Agent and in sufficient copies for each Lender;

             (i) A Pledge Agreement dated on or within 30 days after the Closing Date (the "FRENCH PLEDGE AGREEMENT"), duly executed and delivered by Carrier 1 UK Limited and Carrier 1 France Holding, together with:

                 (A) a favorable opinion of Debevoise & Plimpton, French counsel for the Loan Parties, with respect to the effectiveness of the security granted under the French Pledge Agreement in form and substance reasonably satisfactory to the Security Agent;

                 (B) evidence of the completion of all recordings and filings of or with respect to the French Pledge Agreement that the Security Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby; and

                 (C) evidence that all other action that the Lenders may deem reasonably necessary in order to perfect and protect the Liens created under the French Pledge Agreement has been taken.

             (ii) A Pledge of Shares dated on or within 30 days after the Closing Date (the "SWISS PLEDGE AGREEMENT"), duly executed and delivered by the Parent and Carrier 1 UK Limited, together with:

                 (A) a favorable opinion of Bill, Isenegger & Ackerman, Swiss counsel for the Loan Parties, with respect to the effectiveness of the security granted under the Swiss Pledge Agreement in form and substance reasonably satisfactory to the Security Agent;

                 (B) evidence of the completion of all recordings and filings of or with respect to the Swiss Pledge Agreement that the Security

             Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby; and

                 (C) evidence that all other action that the Lenders may deem reasonably necessary in order to perfect and protect the Liens created under the Swiss Pledge Agreement has been taken.

             (iii) a Deed of Charge over shares dated on or within 30 days after the Closing Date (the "DEED OF CHARGE") duly executed and delivered by the Parent together with:

                 (A) certificates representing the entire issued share
             capital of Carrier 1 UK Ltd together with undated stock transfer forms executed in blank;

                 (B) a favorable opinion of Ashurst Morris Crisp, U.K. counsel to the Loan Parties, with respect to the effectiveness of the security granted pursuant to the Deed of Charge in form and substance reasonably satisfactory to the Security Agent;

                 (C) a certified copy of the Register of Shareholders for
             Carrier 1 UK Ltd evidencing that (i) the Parent is the sole shareholder of record of Carrier 1 UK Ltd and (ii) all redeemable preference shares issued by Carrier 1 UK Ltd have been redeemed in full, or a certified copy of stock transfer forms evidencing the transfer of all outstanding shares of Carrier 1 UK Limited to the Parent;

                 (D) evidence of the completion of all recordings and filings of or with respect to the Deed of Charge that the Security Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby; and

                 (E) evidence that all other action that the Lenders may deem reasonably necessary in order to perfect and protect the Liens created under the Deed of Charge has been duly taken.

             (iv) A Pledge Agreement dated on or within 30 days after the Closing Date (the "GERMAN PLEDGE AGREEMENT") duly executed and delivered by the Parent and Carrier 1 Holding GmbH together with:

                 (A) a favorable opinion of Hengeler Mueller Weitzel Wirtz,
             German counsel to the Loan Parties with respect to the effectiveness of the security granted pursuant to the German Pledge Agreement, in form and substance reasonably satisfactory to the Security Agent;

                 (B) evidence of the completion of all recordings and filings of or with respect to the German Pledge Agreement that the Security Agent may deem reasonably necessary or desirable in order to perfect and protection the Liens created thereby; and

                 (C) evidence that all other action that the Lenders may deem reasonably necessary in order to perfect and protect the Liens created under the German Pledge Agreement have been taken.

     SECTION 3.03. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the additional conditions precedent:

         (a) on the date of such Borrowing, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by each Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

                           (i) the representations and warranties contained in
                  Section 4.01 hereof are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii) no event has occurred and is continuing, or
                  would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default;

         (b) each Acceding Borrower (if any) shall have signed an accession agreement in the form of Exhibit E hereto and become an Acceding Guarantor and, if so requested by the Administrative Agent, the shares of such Acceding Borrower shall have been pledged pursuant to a Pledge Agreement; and

         (c) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

     SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Parent represents and warrants as follows:

         (a) The Parent and each of its Subsidiaries (i) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its formation, (ii) is duly qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify except where the failure to so qualify would not be reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate or other power and authority (including, without limitation, all governmental licenses, permits and other approvals other than those the failure to have which would not reasonably be expected to have a Material Adverse Effect) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares or other ownership interests in each Loan Party (other than the Parent) have been validly issued, are fully paid and non-assessable and (except for directors' and other qualifying shares) are owned by the Parent or one or more of the Parent's subsidiaries free and clear of all Liens. Attached as Schedule 4.01(a) is a complete and accurate corporate structure chart of the Parent and its Subsidiaries, showing as of the date hereof the percentage ownership of each class of shares or other ownership interests of or in such companies.

         (b) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the other transactions contemplated by the Loan Documents are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Loan Party's formation documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any Loan Party's Subsidiaries or any of their properties or (iv) except for the Liens under the Pledge Agreements and the Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and
    (iv) above, any such contravention, conflict, breach, default or Lien that does not arise under any agreement or instrument evidencing Indebtedness and that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would reasonably be expected to have a Material Adverse Effect.

         (c) No authorization or approval or other action by, and no notice to or filings with, any governmental authority or regulatory body or any other third party is required (other than any such authorizations, approvals, notices or filings, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is a party or the consummation of the transactions contemplated by the Loan Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Pledge Agreements.

         (d) Each of the Loan Documents has been duly executed and delivered by each Loan Party thereto. Each of the Loan Documents is the legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity or at law) and except as indicated in any customary exceptions contained in the legal opinions delivered pursuant to Sections
    3.01 and 3.02 hereof.

         (e) The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche Experta AG, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 1999, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Parent, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP.

         (f) Since December 31, 1998, there has been no Material Adverse Change.

         (g) There is no action, suit, investigation, litigation or proceeding pending or (to the Parent's knowledge) threatened in any court or before any arbitrator or governing or regulatory agency affecting any Loan Party or any of its Subsidiaries that (i) would reasonably be expected to have a Material Adverse Effect or (ii) seeks to prohibit or restrain the consummation of the transactions contemplated hereby.

         (h) No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (i) Each Loan Party and such Loan Party's Subsidiaries have filed, have caused to be filed or have been included in all material tax returns required to be filed and has paid all material taxes shown thereon to be due, together with applicable interest and penalties except for any such tax that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

         (j) Each Loan Party is, individually and together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the initial Borrowings hereunder, Solvent.

         (k) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect (after taking into consideration any applicable insurance coverage).

         (l) Each Loan Party and each of its Subsidiaries complies, in all respects, with all requirements of applicable Environmental Laws where failure to do so has, or would reasonably be expected to have, a Material Adverse Effect.

         (m) No Loan Party nor any of its Subsidiaries is an "investment company" (as such term is defined or used in the Investment Company Act of 1940, as amended).

         (n) No Loan Party nor any Subsidiary thereof is a "holding company", a "public utility company" or an "affiliate" or "subsidiary company" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (o) The Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the Closing Date in light of the circumstances under which such statements were made.

         (p) Each Pledge Agreement creates or will create a valid and perfected or otherwise effective first priority security interest in the Pledged Shares, securing the payment of the obligations of the Loan Parties to the extent provided therein and in this Agreement, and all filings and other actions necessary to perfect and protect such security interest have been or will be duly taken in accordance with this Agreement. The Loan Parties are the legal and beneficial owners of the Pledged Shares free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

         (r) All written financial, business and other projections, forecasts, estimates, pro formas and other forward-looking information (the "PROJECTIONS"), if any, that have been prepared by the Parent or on the Parent's behalf or by any of its representatives and made available to the Lenders on or prior to the Closing Date in connection with this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Parent to be reasonable in the light of conditions existing at the time of delivery of such Projections (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the Parent's control), and represented, at the time of delivery, the Parent's best estimate of its future financial performance.

                                     ARTICLE V

                                    COVENANTS

     SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent will:

         (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Restricted Subsidiaries to comply in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         (b) PAYMENT OF TAXES, ETC. Pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges, levied or imposed upon (A) the Parent or any such Restricted Subsidiary; (B) the income or profits of any such Restricted Subsidiary which is a corporation or other corporate entity; or (C) the property of the Parent or any such Restricted Subsidiary; and (ii) all material lawful claims for labor, materials, and supplies that, if unpaid, might by law become a lien or an encumbrance upon the property of the Parent or any such Restricted Subsidiary; PROVIDED, HOWEVER, that the Parent shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (x) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP or (y) if failure to do so would not (as determined by the Parent in good faith) reasonably be expected to have a Material Adverse Effect or (z) if any resulting Lien constitutes a Permitted Lien or otherwise complies with
    Section 5.02(g) hereof.

         (c) MAINTENANCE OF INSURANCE. Provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Parent or any such Restricted Subsidiary, as the case may be, is then conducting business; PROVIDED that in the judgment of the Parent such insurance is available to the Parent on commercially reasonable terms and is desirable.

                  (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and keep in full force and effect, and cause each of its Restricted Subsidiaries to preserve and keep in full force and effect, its corporate existence, rights (charter and statutory) licenses and franchises; PROVIDED, HOWEVER, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(j) and PROVIDED, FURTHER, that the Parent shall not be required to preserve any right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is, in the judgment of the Parent, no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole.

                  (e) MAINTENANCE OF PROPERTIES, ETC. Cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section 5.01(e) shall prevent the Parent or any Restricted Subsidiary from omitting to take such action or discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such omission, discontinuance or disposal is, in the judgment of the Parent, desirable in the conduct of the business of the Parent or such Restricted Subsidiary.

                  (f) WHOLLY OWNED SUBSIDIARIES. Ensure that each Obligor shall remain a Wholly Owned Subsidiary of the Parent.

                  (g) REPORTING REQUIREMENTS.  Furnish to the Lenders:

                           (i) as soon as available and in any event within 45
                  days after the end of each of the first three quarters of each fiscal year of the Parent, Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments and the absence of footnotes) by the chief financial officer of the Parent as having been prepared in accordance with GAAP and certificates of the chief financial officer of the Parent as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 hereof, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.03 hereof, a statement of reconciliation conforming such financial statements to GAAP as formerly in effect;

                           (ii) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing audited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such fiscal year and audited Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case accompanied by a report of Deloitte & Touche Experta AG or other independent public accountants reasonably acceptable to the Initial Lenders, which report shall be without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.03 hereof, a statement of reconciliation conforming such financial statements to GAAP as formerly in effect;

                           (iii) as soon as available and in any event no later
                  than 30 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the fiscal year following such fiscal year then ended;

                           (iv) promptly after the end of each fiscal quarter, a
                  report from the Parent, in form reasonably satisfactory to the Administrative Agent, comparing the aggregate amount of actual sales of ducts, dark fiber, lit fiber and capacity and fiber swaps to the business plan of the Parent most recently presented to the Lenders from time to time.

                           (v) promptly after gaining knowledge of the
                  occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Parent setting forth details of such Default and the action that the Parent has taken and proposes to take with respect thereto;

                           (vi) promptly after the sending or filing thereof,
                  copies of all reports that any Loan Party sends to any of its security holders, and copies of all reports and registration statements that any Loan Party files with the Commission or any national securities exchange;

                           (vii) promptly after the commencement thereof, notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Parent or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect or seek to prohibit or restrain the consummation of the transactions contemplated hereby; and

                           (viii) such other information respecting the Parent
                  or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  (h) DELIVERY OF SECURITY. Promptly, but in no event later than 30 days after the Closing Date, satisfy and cause each applicable Subsidiary to satisfy, the conditions precedent provided in Section
         3.02 hereof to the extent not satisfied on the Closing Date.

                  (i) GUARANTORS. Ensure that at the end of each quarter the combined book value of the assets (other than cash, cash equivalents and restricted investments) of the Guarantors represent at least 80% of the Consolidated book value of the assets (other than cash, cash equivalents and restricted investments) of the Parent and its Subsidiaries taken as a whole.

                  SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent shall not, and shall cause its Restricted Subsidiaries not to:

                  (a) INDEBTEDNESS. (i) Incur any Indebtedness (other than the Advances); PROVIDED, HOWEVER, that the Parent may incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1; PROVIDED, FURTHER, that the Parent and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                           (A) Indebtedness under the High Yield Notes as in
                  effect on the date hereof and as amended from time to time in accordance with the terms hereof;

                           (B) Indebtedness owed (x) to the Parent constituting
                  Permitted Intercompany Indebtedness or (y) to any Restricted Subsidiary; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

                           (C) Indebtedness issued in to refinance, then
                  outstanding Indebtedness (other than Indebtedness Incurred under clause (B), (D), (E), (G), (J) or (K) of this Section 5.02(a)(i)) and any refinancings thereof in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance the Advances in part or Indebtedness that is pari passu with, or expressly subordinated in right of payment to, the Advances shall only be permitted under this clause (C) if (x) in case the Advances are refinanced in part or the Indebtedness to be refinanced is pari passu with the Advances, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Advances, (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Advances, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Advances at least to the extent that the Indebtedness to be refinanced is subordinated to the Advances and (z) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced; and PROVIDED FURTHER that in no event may Indebtedness of the Parent be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (C);

                           (D) Indebtedness (x) in respect of performance,
                  surety, appeal or similar bonds provided in the ordinary course of business, and (y) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety or performance bonds or other similar instruments securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary in connection with such disposition;

                           (E) Guarantees of the Advances by any Restricted
                  Subsidiary;

                           (F) Indebtedness (including Guarantees) incurred to
                  finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network asset (including leases on an indefeasible right-to-use basis and multiple investment units) (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Parent or a Restricted Subsidiary and any other Network Financing Borrowings not financed pursuant to an Advance hereunder, in an aggregate amount outstanding at any time not to exceed $75 million;

                           (G) Indebtedness of the Parent not to exceed, at any
                  one time outstanding (after giving effect to any refinancing thereof), two times the sum of (A) the Net Cash Proceeds received by the Parent after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Parent, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause (III)(2) of clause (i) or clause (C), (D), (E) or
                  (F) of clause (ii) of Section 5.02(b) to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction pursuant to which the Parent Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Parent after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Parent, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (C), (D) or (G) of Section 5.02(b)(ii) to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which the Parent Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Advances and has an Average Life longer than the Advances;

                           (H) Acquired Indebtedness;

                           (I) Strategic Subordinated Indebtedness;

                           (J) Indebtedness in respect of the German Network L/C
                  in excess of $85 million, bankers' acceptances and letters of credit, all (other than incremental Indebtedness under the German Network L/C) in the ordinary course of business, in an aggregate amount outstanding at any time not to exceed $10 million;

                           (K) the German Network L/C; and

                           (L) subordinated Indebtedness of the Parent (in
                  addition to Indebtedness permitted under clauses (A) through
                  (K) above) in an aggregate principal amount outstanding at any time (after giving effect to any refinancing thereof) not to exceed $100 million and maturing no earlier than the Maturity Date.

                  (ii) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in another currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred (or, in the case of Indebtedness under a revolving credit facility, at the time of commitment), PROVIDED that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  (iii) For purposes of determining any particular amount of Indebtedness under this Section 5.02(a), Guarantees, Liens or obligations with respect to letters of credit, bankers' acceptances or other similar instruments supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this 5.02(a), (1) any other obligation of the obligor on such Indebtedness arising under any Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that the same secures the principal amount of such Indebtedness and (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Parent, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (but may allocate portions of such Indebtedness between or among such clauses).

                  (b)  RESTRICTED PAYMENTS.  (i) Directly or indirectly,

                           (A) declare or pay any dividend or make any
                  distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions on Capital Stock of a Restricted Subsidiary held by minority interest holders on no more than a pro rata basis, measured by value and based on all outstanding Capital Stock of such Restricted Subsidiary) held by Persons other than the Parent or any of its Restricted Subsidiaries;

                           (B) purchase, redeem, retire or otherwise acquire for
                  value any shares of Capital Stock of (x) the Parent or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Parent or any Wholly Owned Restricted Subsidiary or (y) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any

                  Affiliate of the Parent (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Parent;

                           (C) make any voluntary or optional principal payment,
                  or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of (i) Indebtedness of the Parent or (ii) Indebtedness of any Restricted Subsidiary that is expressly subordinated in right of payment to the Advances; or

                           (D) make any Investment, other than a Permitted
                  Investment, in any other Person (such payments or any other actions described in clauses (A) through (D) above being collectively "RESTRICTED PAYMENTS"),

         if, at the time of, and after giving effect to, the proposed Restricted
         Payment: (I) a Default or Event of Default shall have occurred and be continuing , (II) the Parent could not Incur at least $1.00 of Indebtedness under Section 5.02(a)(i) hereof or (III) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Administrative Agent PLUS (2) the aggregate Net Cash Proceeds received by the Parent after the Closing Date as a capital contribution or from the issuance and sale permitted by this Agreement of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, including the proceeds of an issuance or sale permitted by this Agreement of Indebtedness of the Parent for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Parent, or from the issuance to a Person who is not a Subsidiary of the Parent of any options, warrants or other rights to acquire Capital Stock of the Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Advances), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to Section 5.02(a)(i)(G) PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments under Section 5.02(b)(ii)(F), (H) or (L) in any Person resulting from payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net

         Income for purposes of clause (III)(1) above), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "INVESTMENTS"), not to exceed, in each case, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (ii) The foregoing provision shall not be violated by reason of:

                           (A) the payment of any dividend within 60 days after
                  the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                           (B) [Intentionally omitted];

                           (C) the repurchase, redemption or other acquisition
                  of Capital Stock of the Parent or any Subsidiary of the Parent (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Parent (or options, warrants or other rights to acquire such Capital Stock);

                           (D) the making of any principal payment on or the
                  repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Parent which is subordinated in right of payment to the Advances in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Parent (or options, warrants or other rights to acquire such Capital Stock);

                           (E) payments or distributions to dissenting
                  shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 5.02(j) hereof;

                           (F) any Investment in any Person the primary business
                  of which is related, ancillary or complementary to the business of the Parent and its Restricted Subsidiaries on the date of such Investment; PROVIDED that the aggregate amount of Investments made pursuant to this clause (F) does not exceed the sum of (a) $25 million, plus (b) the amount of Net Cash Proceeds received by the Parent after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to Section 5.02(a)(i)(G) or to make Restricted Payments pursuant to
                  Section 5.02(b)(i)(III)(2) or Section 5.02(b)(ii)(C), (D) or
                  (J), plus (c) the net reduction in Investments made pursuant to this clause (F) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of Section 5.02(b)(i)(III)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "INVESTMENTS"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

                           (G) Investments acquired as a capital contribution to
                  or in exchange for Capital Stock (other than Disqualified Stock) of the Parent;

                           (H) Investments in Permitted Joint Ventures not
                  exceeding, at the time of the Investment, the sum of (A) $10 million and (B) the net reduction in Investments made pursuant to this clause (H) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of Section 5.02(b)(i)(III)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "INVESTMENTS"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

                           (I) repurchases of Warrants by the Parent pursuant to
                  a repurchase offer or within ten days of their expiration in accordance with the terms of the Warrant Agreements in effect on the Closing Date, and any purchase by the Parent of any fractional shares of Common Stock (or other Capital Stock of the Parent issuable upon exercise of the Warrants) in connection with an exercise of the Warrants and any payments in connection with the anti-dilution provisions of the Warrant Agreements;

                           (J) the purchase, redemption, retirement or other
                  acquisition for value by the Parent of shares of Capital Stock of the Parent or options, warrants or other rights to purchase such shares held by Management Investors upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options, warrants or other rights were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares or options, warrants or other rights after the Closing Date does not in the aggregate exceed (A) $5 million, plus (B) the aggregate Net Cash Proceeds received by the Parent after the Closing Date as a capital contribution from, or from the issuance or sale to, Management Investors of Capital Stock of the Parent or any options, warrants or other rights to acquire such Capital Stock, plus (C) the proceeds of insurance policies used to effect any such purchase, redemption, retirement or other acquisition;

                           (K) any purchase, redemption, retirement or other
                  acquisition of Capital Stock deemed to occur upon the exercise of options, warrants or other rights if such Capital Stock represents a portion of the exercise price thereof; or

                           (L) other Restricted Payments in an aggregate amount
                  not to exceed $5 million plus the net reduction in Investments made pursuant to this clause (xii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (III)(1) of clause (i) of Section 5.02(b) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

         PROVIDED that, except in the case of Sections 5.02(b)(ii)(A), (C) or
         (K), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (B) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (C) or (D) thereof, an Investment referred to in clause (G) thereof and a purchase, redemption, retirement or other acquisition of Capital Stock referred to in clause (K) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (C), (D) and (F) thereof, shall be included in calculating whether the conditions of Section 5.02(b)(i)(III) have been met with respect to any subsequent Restricted Payments.

                  (c) DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Parent or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Parent or any other Restricted Subsidiary, (iii) make loans or advances to the Parent or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Parent or any other Restricted Subsidiary, other than any encumbrances or restrictions:

                           (A) existing on the Closing Date, including under the
                  Loan Documents, the Indentures or any other agreements or instruments in effect on the Closing Date, and any refinancings of such agreements or instruments; PROVIDED that the encumbrances and restrictions in any such refinancings are no less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being refinanced;

                           (B) existing under or by reason of applicable law or
                  any requirement of any applicable governmental regulatory authority;

                           (C) existing with respect to any Person, or any
                  property or assets, acquired by the Parent or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable (A) in the case of an acquisition of such Person to any other Person or (B) in the case of an acquisition of such property or assets any other property or assets;

                           (D) in the case of clause (iv) above (and, solely
                  with respect to clauses (w), (x) and (z) of this clause (D), clause (i) above), (w) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, license, conveyance or contract or similar property or asset, (x) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary not otherwise prohibited by this Agreement, (y) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary in any manner material to the Parent or any Restricted Subsidiary or (z) arising under the terms of Indebtedness Incurred under Section 5.02(a)(i)(F) that restrict the transfer of the property or assets acquired with such Indebtedness;

                           (E) with respect to a Restricted Subsidiary and
                  imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                           (F) contained in the terms of any Indebtedness or any
                  agreement pursuant to which such Indebtedness was issued, or any agreement relating to the sale, disposition or financing of receivables, if (x) either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such Indebtedness or agreement or (2) the Parent in good faith determines (as set forth in a Board Resolution) that any such encumbrance or restriction will not materially affect the Parent's ability to make principal or interest payments on the Advances and (y) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined by the Parent in good faith);

                           (G) restrictions on cash or other deposits or net
                  worth imposed by customers under contracts entered into in the ordinary course of business; or

                           (H) customary provisions in joint venture agreements
                  and other similar agreements entered into in the ordinary course of business.

         Nothing contained in this Section 5.02(c) shall prevent the Parent or any Restricted Subsidiary from (x) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 5.02(g) or (y) restricting the sale or other disposition of property or assets of the Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Parent or any of its Restricted Subsidiaries.

                  (d) ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. Issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                           (i) to the Parent or a Wholly Owned Restricted Subsidiary;

                           (ii) issuances of director's qualifying shares or
                  issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

                           (iii) if, immediately after giving effect to such
                  issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 5.02(b) if made on the date of such issuance or sale; or

                           (iv) issuances or sales of Common Stock of a
                  Restricted Subsidiary; PROVIDED that the Parent or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such issuance or sale to prepay the Advances to the extent required by Section 2.08(b) hereof.

                  (e) ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. Allow any Restricted Subsidiary to Guarantee (x) the High Yield Notes or any other Indebtedness of the Parent (other than any such Indebtedness indirectly arising (through subrogation or otherwise) as a result of a Guarantee by the Parent of Indebtedness of a Restricted Subsidiary, which Indebtedness of such Restricted Subsidiary is otherwise permitted under this Agreement) or (y) any Permitted Intercompany Indebtedness or any other Indebtedness of any Subsidiary Guarantor which is PARI PASSU with or expressly subordinate in right of payment to the Advances ("GUARANTEED INDEBTEDNESS"), unless, in the case of a Guarantee by a Restricted Subsidiary of Indebtedness of a Subsidiary Guarantor, (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental guarantee to this Agreement providing for a Guarantee (a "SUBSIDIARY GUARANTEE") of payment of the Advances by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (a) that existed at the time such Person became a Restricted Subsidiary and was not

         Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (b) of Indebtedness Incurred pursuant to Section 5.02(a)(i)(A). If the Guaranteed Indebtedness is
         (A) PARI PASSU with the Advances, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Advances, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Advances.

                  (f) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. (i) Enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent or any Restricted Subsidiary, except upon fair and reasonable terms that taken as a whole are no less favorable to the Parent and such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  (ii) The foregoing limitation does not limit, and shall not apply to:

                           (A) transactions (x) approved by a majority of the
                  disinterested members of the Board of Directors or (y) for which the Parent or a Restricted Subsidiary delivers to the Administrative Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Parent (in a transaction not involving a Restricted Subsidiary) or such Restricted Subsidiary from a financial point of view, or is upon terms that taken as a whole are no less favorable to the Parent (in a transaction not involving a Restricted Subsidiary) or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction;

                           (B) any transaction solely between or among the
                  Parent and any of its Wholly Owned Restricted Subsidiaries to the extent such transactions are in the ordinary course of business or solely between or among between Wholly Owned Restricted Subsidiaries;

                           (C) the payment of reasonable and customary regular
                  fees to directors of the Parent who are not employees of the Parent;

                           (D) any payments or other transactions pursuant to
                  any tax-sharing agreement between the Parent and any other Person with which the Parent files a consolidated tax return or with which the Parent is part of a consolidated group for tax purposes; or

                           (E) any Restricted Payments (or a transaction
                  excluded from the definition of the term "RESTRICTED PAYMENTS") not prohibited by Section 5.02(b).

                           (F) transactions consisting of or pursuant to
                  employment or benefit agreements, plans, programs or arrangements for or with, or indemnification or contribution obligations to, employees, officers or directors in the ordinary course of business;

                           (G) the entering into of the Securities Purchase and
                  Cancellation Agreement, the 1999 Share Option Plan, the Securities Purchase Agreement, the Registration Rights Agreement and the Securityholders' Agreement, as described in the Offering Memorandum dated February 12, 1999 as amended or supplemented, and performance of the obligations and the transactions contemplated thereby; or

                           (H) issuances or sales of Capital Stock (other than
                  Disqualified Stock) of the Parent or options, warrants or other rights to acquire such Capital Stock.

                  (iii) Notwithstanding the foregoing, any transaction or series of related transactions covered by paragraph (i) above and not covered by clauses (B) through (H) of paragraph (ii), the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (A)(x) or (y) above.

                  (g) LIENS. Create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, other than:

                           (i)  Liens existing on the Closing Date;

                           (ii) Liens granted on or after the Closing Date on
                  any assets or Capital Stock of the Parent or its Restricted Subsidiaries created in favor of the Lenders;

                           (iii) Liens with respect to the assets of a
                  Restricted Subsidiary granted by such Restricted Subsidiary to a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to such other Restricted Subsidiary;

                           (iv) Liens securing Indebtedness which is permitted
                  to be Incurred under Section 5.02(a)(i)(C) to refinance secured Indebtedness; PROVIDED, that such Liens do not extend to or cover any property or assets of the Parent or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                           (v)   [Intentionally omitted]; or

                           (vi)  Permitted Liens.

                  (h) SALE-LEASEBACK TRANSACTIONS. Enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Parent or a Restricted Subsidiary sells or transfers such assets or properties more than one year after acquiring such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Parent or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, other than any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; or (iii) the transaction is solely between the Parent and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; PROVIDED, THAT the Parent or such Restricted Subsidiary applies an amount not less than the Net Cash Proceeds received from such sale to prepay the Advances to the extent required by Section 2.08(b) hereof.

                  (i)  ASSET SALES.  Consummate any Asset Sale, unless

                           (i) the consideration received by the Parent or such
                  Restricted Subsidiary (including any Released Indebtedness and including by way of relief from or by any other Person assuming responsibilities for any liabilities other than Indebtedness ("RELEASED LIABILITIES")) is at least equal to the fair market value of the assets sold or disposed of; PROVIDED that this clause (i) shall not apply to any sale, transfer or other disposition arising from foreclosure, condemnation or similar action with respect to any assets; and

                           (ii) at least 75% of the consideration received
                  (including any Released Indebtedness and Released Liabilities) consists of cash, Temporary Cash Investments or Released Indebtedness and Released Liabilities; PROVIDED, HOWEVER, that this clause (ii) shall not apply to long-term assignments in capacity in a telecommunications network or other transfers of indefeasible rights of use, multiple investment units or dark fibers;

                  PROVIDED, that, the Parent shall or shall cause the relevant Restricted Subsidiary to apply the Net Cash Proceeds of such Asset Sale to prepay the Advances to the extent required by
                  Section 2.08(b) hereof:

                  (j) MERGERS, CONSOLIDATIONS, ETC. Consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

                           (i) the Parent shall be the continuing Person, or the
                  Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired or leased such property and assets of the Parent shall be a corporation organized and validly existing under the laws of the Kingdom of the Netherlands (including the Netherlands Antilles), Bermuda, Canada, Switzerland, any member state of the European Union or the United States of America or any jurisdiction thereof;

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such
                  transaction on a pro forma basis, the Parent or any such Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Parent immediately prior to such transaction; PROVIDED that this clause (iii) shall only apply to a sale of less than all of the assets of the Parent;

                           (iv) immediately after giving effect to such
                  transaction on a pro forma basis the Parent, or any such Person, as the case may be, could Incur at least $1.00 of Indebtedness under Section 5.02(a)(i) hereof; PROVIDED that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Parent if all Liens and Indebtedness of the Parent or any such Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Parent and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Agreement; and

                           (v) the Parent delivers to the Administrative Agent
                  an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
                  (iv) above) to the effect that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for in this paragraph relating to such transaction have been complied with;

         PROVIDED, HOWEVER, that clauses (iii) and (iv) above will not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of organization of the Parent, and such transaction does not have as one of its purposes the evasion of the foregoing limitations.

                  (k) NEGATIVE PLEDGE. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than an agreement in favor of the Security Agent and the Lenders.

                  (l) PREPAYMENTS, ETC. OF INDEBTEDNESS. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the High Yield Notes or any Permitted Intercompany Indebtedness or amend, modify or change in any manner any term or condition of the High Yield Notes or any Permitted

         Intercompany Indebtedness to increase the amount payable (in the case of the High Yield Notes only) or accelerate the time of payment thereunder.

                  (m) BOOK VALUE OF ASSETS. Permit any director, officer or employee of the Parent or any of its Restricted Subsidiaries with actual knowledge of Section 5.01(i) hereof to make any voluntary or optional payment or any acquisition or disposition of assets that would reasonably be expected at the end of the current quarter to cause the combined book value of the assets (other than cash, cash equivalents and restricted investments) of the Guarantors at the end of the current quarter to be less than 80% of the Consolidated book value of the assets (other than cash, cash equivalents and restricted investments) of the Parent and its Subsidiaries taken as a whole.

         SECTION 5.03. FINANCIAL COVENANT. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent will maintain, as of the end of each quarter, Consolidated EBITDA of the Parent and its Subsidiaries for the quarter then ended of not less than the amount set forth below for such quarter:


                    Quarter                                    Minimum
                 Ending On                             Consolidated EBITDA
                 ---------                             -------------------

                 March 31, 2000                        -$16.2 million

                 June 30, 2000                         -$12.2 million

                 September 30, 2000                    -$7.8 million


         SECTION 5.04. LIMITATION ON PARENT ACTIVITIES. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, notwithstanding anything to the contrary in this Agreement or any other Loan document, the Parent will not

                  (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) the provisions of administrative, legal, accounting and management services to or on behalf of any of its Subsidiaries, (ii) those incidental to its ownership of the Capital Stock of the Borrowers or other ownership interests in its Subsidiaries (to the extent not otherwise prohibited by this Agreement), and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) this Agreement and any other Loan Document to which the Parent is a party, and any Indebtedness or other obligations permitted pursuant to this Agreement and such other Loan Documents, in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof,
         (B) contracts and agreement with officers, directors and employees of the Parent or a Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of purchases of equity by Management Investors,
         (iv) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on, its equity securities, (v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) the listing of its equity securities and its High Yield Notes and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of (and entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (viii) the performance of obligations under and compliance with the requirements of its certificate of incorporation and by-laws or other organizational documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including without limitation, as a result of or in connection with the activities of its Subsidiaries, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans constituting Permitted Intercompany Indebtedness to or other Investments constituting Capital Stock in, or incurrence of Indebtedness in respect of advances in the ordinary course of business to, its Restricted Subsidiaries, (xi) the ownership of, and exercise of rights and performance of obligations in respect of, patents, trademarks, trade names, copyrights, technology, know-how and processes and licensing of such patents, trademarks, trade names, copyrights, technology, know-how and processes (other than such patents, trademarks, trade names, copyrights, technology, know-how and processes which are material to the business of the Borrowers, which shall be owned by the Borrowers and their respective Restricted Subsidiaries) and (vii) other activities incidental or reasonably related to the foregoing;

                  (b) Incur any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to this Agreement and the other Loan Documents to which it is a party or as permitted by Section 5.04(a) hereof, (iii) pursuant to the Indentures and the High Yield Notes, (iv) pursuant to the Nortel Facility and the security and other arrangements related thereto, (v) pursuant to the German L/C and obligations in respect thereof and (vi) obligations with respect to its Capital Stock.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) default in the payment of principal of any Advance when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) default in the payment of interest on any Advance when the same becomes due and payable, and such default continues for a period of 5 Business Days;

                  (c) failure to pay any other amount which is due to be paid under any Loan Documents and such default continues for a period of 5 Business Days;

                  (d) default in the performance or breach of the provisions of
         Section 5.02(a), (b), (f), (g) or (j) hereof;

                  (e) any Loan Party defaults in the performance of or breaches any other covenant or agreement of such Loan Party in the Loan Documents (other than a default specified in clause (a), (b) (c) or (d) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Administrative Agent;

                  (f) any representations or warranty made by any Loan Party under or pursuant to any Loan Document proving to be untrue in any material respect when made;

                  (g) the Parent or any of its Restricted Subsidiaries shall fail to pay any principal of or premium or interest on any uncontested Indebtedness that is outstanding in a principal amount of at least $5 million in the aggregate (but excluding Indebtedness outstanding hereunder) of the Parent or such Restricted Subsidiary (as the case may
         be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or decease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

                  (h) the Parent or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Parent or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or debtors, or seeking the entry of an order for relief or the appointment of a receiver , trustee, or other similar official for it or for any substantial party of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Parent or any of its Significant Subsidiaries shall taken any corporate action to authorize any of the actions set forth above in this subsection; or

                  (i) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) any Pledge Agreement after delivery thereof pursuant to
         Section 3.02, 3.03 or 5.01(i) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the collateral purported to be covered thereby; or

                  (k) except in each case as would not be reasonably be expected to have a Material Adverse Effect, the Parent or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability as a result of one or more of the following; (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Parent of its ERISA Affiliates from a Multiemployer Plan; or
         (iii) the reorganization or termination of a Multiemployer Plan; or

                  (l) a Change of Control shall have occurred;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Parent, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Parent, declare the Advances, all interest thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; PROVIDED, HOWEVER, that upon an Event of Default with respect to the Parent under (h) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party.

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, collection of the Advances), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to the Loan Documents or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Parent pursuant to the terms of this Agreement.

                  SECTION 7.02. AGENT'S RELIANCE, ETC. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. MSSF AND AFFILIATES. With respect to its Commitment and the Advances made by it, MSSF shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include MSSF in its individual capacity. MSSF and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if MSSF were not an Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

                  SECTION 7.05. INDEMNIFICATION. Each Lender severally agrees to indemnify each Agent (to the extent not reimbursed by the Parent), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"), PROVIDED that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Parent. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by such Agent, any Lender or a third party.

                  SECTION 7.06. SUCCESSOR AGENT. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Parent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent that is, unless a Default has occurred and is continuing, reasonably acceptable to the Parent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250 million that is, unless a Default has occurred and is continuing, reasonably acceptable to the Parent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                                  ARTICLE VIII

                                    GUARANTEE

                  SECTION 8.01. GUARANTEE. (a) Except as otherwise set forth herein, each of the Guarantors hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Obligor now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent in enforcing any rights hereunder. Without limiting the generality of the foregoing, the liability of each of the Guarantors shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Obligor to the Administrative Agent under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Obligor.

                  (b) The liability of each Guarantor organized under the laws of the Federal Republic of Germany under this Guarantee in respect of the obligations of any other Person that is not a Subsidiary of such Guarantor shall not exceed the amount by which, at any time a payment would have to be made by such Guarantor, the sum of (i) its assets (the calculation of which shall take into account the captions reflected in Section 266 para. 2, A and B, of the German Commercial Code - HANDELSGESETZBUCH ("HGB")) exceeds (ii) the sum of (x) its liabilities (the calculation of which shall take into account the captions reflected in Section 266 para. 3, B and C, HGB) and (y) its registered share capital (STAMMKAPITAL). The assets and liabilities of such Guarantor shall be valued at the respective dates in accordance with German accepted accounting principles consistently applied. The foregoing limitations shall apply MUTATIS MUTANDIS with respect to each other legal entity organized under the laws of the Federal Republic of Germany which becomes liable as a general partner of any Guarantor under this Guarantee that is a limited partnership (KOMMANDITGESELLSCHAFT) or general partnership (OFFENE HANDELSGESELLSCHAFT).

                  (c) The liability of each Guarantor organized under the laws of France in respect of the obligations of any other Person that is not a Subsidiary of such Guarantor shall not exceed, at any given time a payment would have to be made by such Guarantor, 95% of such Guarantor's distributable reserves, defined as the amount by which its equity exceeds the sum of its (i) share capital, (ii) capital surplus, (iii) legal surplus and (iv) statutory reserves.

                  (d) The liability of Carrier1 International GmbH arising from or in connection with the Loan Documents shall not exceed in the aggregate, at any given time a payment would have to be made by such Guarantor, 95% of its distributable reserves, defined as the amount by which the sum of its assets exceeds the sum of its (i) share capital, (ii) statutory reserves, (iii) legal reserves and (iv) liabilities in accordance with GAAP including provisions for accrued liabilities, non-declared transfer pricing, if applicable, and taxes in the amount of 60% of the amount being guaranteed. Such Guarantee shall further be limited to an amount the payment of which would be deemed to be in the direct best interest of Carrier1 International GmbH.

                  (e) The liability of each Acceding Guarantor shall be limited to the extent necessary to comply with any applicable law dealing with fraudulent transfers, capital adequacy, financial assistance or similar matters as set forth in the Accession Agreement pursuant to which such Acceding Guarantor becomes a party to this Agreement.

                  SECTION 8.02. GUARANTEE ABSOLUTE. Each of the Guarantors guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms or the rights of any Agent with respect thereto. The obligations of each of the Guarantors under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any of the Guarantors, jointly or individually, to enforce this Guarantee, irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions. The liability of each of the Guarantors under this Guarantee shall be joint and several, irrevocable, absolute and unconditional irrespective of, and each of the Guarantors hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating hereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document;

                  (c) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its respective Subsidiaries; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Agent that might otherwise constitute a defense (other than the defense of payment) available to, or a discharge of any Obligor or any other guarantor or surety.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

                  SECTION 8.03. WAIVERS AND ACKNOWLEDGMENTS. (a) Each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that any Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person.

                  (b) Each of the Guarantors hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each of the Guarantors acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated hereunder and that the waivers set forth in this Section 8.03 are knowingly made in contemplation of such benefits.

                  SECTION 8.04. SUBROGATION. Each of the Guarantors will not exercise any rights that it may now or hereafter acquire against any Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of the obligations of any of the Guarantors under or in respect of this Guarantee or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Agent against any Obligor or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the obligations and all other amounts payable hereunder shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any of the Guarantors in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder and the Maturity Date, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable hereunder, whether matured or unmatured, in accordance with the terms hereof, or such amounts payable hereunder thereafter arising. If (i) any of the Guarantors shall make payment to the Administrative Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Administrative Agent will, at any such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.



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                                       72

                  SECTION 8.05. CONTINUING GUARANTEE. The Guarantee under this
Article VIII is a continuing guarantee and shall (a) remain in full force and effect until the earlier to occur of (i) the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder and the Termination Date and (ii) as to any Guarantor, the sale or disposition of all of all of the Capital Stock of such Guarantor, (b) be binding upon each of the Guarantors, their respective successors and assigns and (c) inure to the benefit and be enforceable by each Agent and the other Lenders and their respective successors, transferees and assigns.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of the Loan Documents, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each affected Lender, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02 hereof, (b) increase the Commitments of any Lender or subject any Lender to any additional obligations,
(c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release substantially all of the collateral held or guarantees made to secure the obligations of any Loan Party under the Loan Documents or (g) amend this
Section 9.01; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under the Loan Documents.

                  SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Loan Party to such Loan Party in case of the Parent at its address at Militarstrasse 36, CH-8004 Zurich, Switzerland, Attention:
General Counsel; if to any Initial Lender, at its address listed on Schedule I hereto; if to any other Lender, at its address specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent or Security Agent , at its address at 1585 Broadway, New York, New York 10036 USA, Attention: James Morgan; or, as to any Loan Party, to it in care of the Parent at such other address of the Parent as shall be designated by such party in a written notice to the other parties and, as to any Lender or Agent, at such other address as shall be designated by such party in a written notice to the Parent and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except

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                                       73

that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be as effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. COSTS AND EXPENSES. (a) The Parent agrees to pay on demand all reasonable out-of-pocket costs and expenses (inclusive of VAT payable by the Administrative Agent or any Lender in respect of such costs, fees and expenses to the extent that such VAT is not recovered by the Administrative Agent or such Lender by way of credit or prepayment) of the Administrative Agent or any Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all out-of-pocket due diligence, duplication, search, filing and recording expenses and (B) the reasonable fees and expenses of a single firm of counsel (together with any local counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. The Parent further agrees to pay on demand all reasonable out-of pocket costs and expenses (inclusive of VAT payable by any Lender in respect of such costs, fees and expenses to the extent that such VAT is not recovered by such Lender by way of credit or prepayment) of the Lenders, if any (including, without limitation, reasonable fees and expenses of a single firm of counsel (together with any local counsel)), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of a single firm of counsel (together with any local counsel) for such Lenders in connection with the enforcement of rights under this Section 9.04(a).

         (b) The Parent agrees to indemnify and hold harmless each Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of a single firm of counsel (together with any local counsel)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction (or by a settlement tantamount to such a determination) to have resulted from an Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the

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                                       74

indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person and whether or not the transactions contemplated hereby are consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

         (c) If any payment of principal of any Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.08 or 2.10, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Parent and the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of a Loan Party hereunder, the agreements and obligations of such Loan Party contained in Sections 2.09, 2.12 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder.

                  SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 hereof to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01 hereof, each Lender and each of its Affiliates is hereby authorized at any time and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing under the Loan Documents, whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. Each Lender agrees promptly to notify the Parent after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 9.06. BINDING EFFECT. This Agreement shall become effective (other than Section 2.01 hereof, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01 and 3.02 hereof) when it shall have been

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                                       75

executed by the Loan Parties and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Parent (following a demand by such Lender pursuant to Section
2.09 or 2.12 hereof) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment and the Advances owing to it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under the Loan Documents,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under the Loan Documents, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5 million, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, subject to such assignment and a processing and recordation fee of $2000; PROVIDED, FURTHER that any assignments other than to a Lender or an Affiliate of a Lender shall be subject to the Parent's prior written consent (which consent shall not be unreasonably withheld), no such assignment shall increase the Obligors' obligations under Sections 2.09 or 2.12 hereof and for each such assignment made as a result of a demand by the Parent pursuant to this Section 9.07(a), the Parent shall pay to the Administrative Agent the applicable processing and recordation fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be

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                                       76

created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by such Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 4.01 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Security Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent and Security Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Loan Party, the Administrative Agent, Security Agent, Lead Arrangers and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Parent.

         (e) Each Lender may sell participations to one or more banks or other entities (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to
it); PROVIDED, HOWEVER, that (i) such Lender's rights (including without limitation its rights under Section 2.09 and 2.12 hereof) and obligations under the Loan Documents (including, without limitation, its Commitment to each Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) each Loan Party, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection

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                                       77

with such Lender's rights and obligations under the Loan Documents and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of the Loan Documents, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Loan Party furnished to such Lender by or on behalf of such Loan Party; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to any Loan Party received by it from such Lender.

         (g) Notwithstanding any other provision set forth in the Loan Documents, any Lender may at any time create a security interest in all or any portion of its rights under the Loan Documents (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         (h) For the avoidance of doubt, Morgan Stanley Dean Witter Bank Limited is a party to this Agreement as an Affiliate of a Lender and MSSF may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with this Section 9.07 all or any of its rights, benefits and obligations hereunder to any of its Affiliates. References in this Agreement to MSSF's Commitment shall also include the commitment of Morgan Stanley Dean Witter Bank Limited (in such proportions as Morgan Stanley Dean Witter Bank Limited notifies to the Administrative Agent from time to time) and MSSF is a party to this Agreement to give effect to its Commitment.

                  SECTION 9.08. CONFIDENTIALITY. No Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Parent, other than (a) to any Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking having jurisdiction over such Lender.

                  SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together

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                                       78

shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.11. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Citibank, N.A.'s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such foreign currency with Dollars at Citibank, N.A.'s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of each Loan Party in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender or any Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or Agent (as the case may be) in the applicable Primary Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or Agent (as the case may be) in the applicable Primary Currency, such Lender or Agent (as the case may be) agrees to remit to the Loan Party such excess.

                  SECTION 9.12. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to the Loan Documents in the courts of any jurisdiction. Each Loan Party agrees that the process by which any suit, action or

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                                       79

proceeding in the City of New York is begun may be served on it by being delivered to the Person named as the process agent of such Party on Exhibit F hereto at the address set forth therein as at the principal New York City office of such process agent, if not the same.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.13. WAIVER OF JURY TRIAL. Each of the Loan Parties, each Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Loan Documents or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CARRIER 1 INTERNATIONAL S.A.,
                                   as Parent

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 NETWORK FIBER GMBH
                                   & CO. OHG as Borrower

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 GMBH & CO. KG,
                                   as Borrower

                                   By  /s/ Edward Gross
                                     -------------------------------------------
                                     Name:  Edward Gross
                                     Title: Managing Director

                                   CARRIER 1 FRANCE S.A.R.L.,
                                   as Borrower

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 UK LIMITED, as Borrower

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 INTERNATIONAL GMBH,
                                   as Borrower

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 FIBER NETWORK GMBH & CO.
                                   OHG, as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 GMBH & CO. KG,
                                   as Guarantor

                                   By /s/ Edward Gross
                                     -------------------------------------------
                                     Name:  Edward Gross
                                     Title: Managing Director

                                   CARRIER 1 HOLDING GMBH,
                                   as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 BETEILIGUNGS GMBH,
                                   as Guarantor

                                   By /s/ Edward Gross
                                     -------------------------------------------
                                     Name:  Edward Gross
                                     Title: Managing Director

                                   CARRIER 1 FIBER NETWORK
                                   BETEILIGUNGS GMBH, as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 FRANCE S.A.R.L., as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 FRANCE HOLDING, as Guarantor

                                   By /s/ I. Russier
                                     -------------------------------------------
                                     Name:  I. Russier
                                     Title: Gerante

                                   CARRIER 1 UK LIMITED, as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   CARRIER 1 INTERNATIONAL GMBH,
                                   as Guarantor

                                   By /s/ Stig Johansson
                                     -------------------------------------------
                                     Name:  Stig Johansson
                                     Title:

                                   MORGAN STANLEY SENIOR
                                   FUNDING, INC., as Administrative Agent

                                   By /s/ Philippe Lagarde
                                     -------------------------------------------
                                     Name:  Philippe Lagarde
                                     Title: Vice President

                                   MORGAN STANLEY SENIOR
                                   FUNDING, INC., as Security Agent

                                   By /s/ Philippe Lagarde
                                     -------------------------------------------
                                     Name:  Philippe Lagarde
                                     Title: Vice President

                                   MORGAN STANLEY SENIOR
                                   FUNDING, INC., as Lead Arranger

                                   By /s/ Philippe Lagarde
                                     -------------------------------------------
                                     Name:  Philippe Lagarde
                                     Title: Vice President

                                   CITIBANK, N.A,  as Lead Arranger

                                   By /s/ Peder Oien
                                     -------------------------------------------
                                     Name:  Peder Oien
                                     Title: Vice President

                                   MORGAN STANLEY SENIOR
                                   FUNDING, INC., as Initial Lender

                                   By /s/ Philippe Lagarde
                                     -------------------------------------------
                                     Name:  Philippe Lagarde
                                     Title: Vice President

                                   CITIBANK, N.A., as Initial Lender

                                   By /s/ Peder Oien
                                     -------------------------------------------
                                     Name:  Peder Oien
                                     Title: Vice President

                                   MORGAN STANLEY DEAN WITTER BANK
                                   LIMITED, as Lender

                                   By /s/ Kevin M. Adeeon
                                     -------------------------------------------
                                     Name:  Kevin M. Adeeon
                                     Title: Executive Director

                                   SCHEDULE 1

                     LIST OF INITIAL LENDERS AND COMMITMENTS


INITIAL LENDER              ADDRESS                       COMMITMENT

Morgan Stanley Senior       1585 Broadway                 $100 million
Funding, Inc.               New York, New York 10036



Citibank, N.A.              336 Strand                    $100 million
                            London WC2R 1HB


                                                          $200 million Total of
                                                          Commitments


                               SCHEDULE 4.01(a) - CORPORATE STRUCTURE OF THE CARRIER 1 GROUP

                                   ----------------------------------------------------
                                               Carrier 1 International S.A.
                                                 (Luxembourg)(1,2,3,6,7)
                                   ----------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     Carrier 1 B.V.          Carrier 1 UK Limited     Carrier 1 International
       (Amsterdam)                 (1,3,6,7)                    GmbH                         Carrier 1 Holding GmbH (4)
                                   (London)               (Zurich)(1,2,5)
------------------------------------------------------------------------------------------------------------------------------------
        Carrier 1          Carrier 1 Belgium SPRL (6)    Carrier 1 Networks    Carrier 1 Beteiligungs GmbH   Carrier 1 Fiber Network
 Telecommunikation GmbH           (Brussels)                    GmbH                   (Frankfurt)              Beteiligungs GmbH
        (Vienna)                                            (Zurich)(5)                                            (Frankfurt)
------------------------------------------------------------------------------------------------------------------------------------
    Carrier 1 Iberia             Carrier 1 SaP        Carrier 1 International     Carrier 1 GmbH & Co KG     Carrier 1 Fiber Network
        (Madrid)                 (Copenhagen)             Management S.A.                                        GmbH & Co. oHG
      (in progress)              (in progress)              (Luxembourg)                                           (Frankfurt)
------------------------------------------------------------------------------------------------------------------------------------
   Carrier Nordics Ab      Carrier 1 Italia Srl (7)        Carrier 1 Inc.
       (Stockholm)                 (Milano)                  (Delaware)
------------------------------------------------------------------------------------------------------------------------------------
  Carrier 1 Nordics AB                                Carrier 1 International
       (Norwegian                                         Management S.A.
     Branch Office)                                    (Swiss Branch Office)
-------------------------
    Carrier 1 France
      Holding (2,3)
         (Paris)
-------------------------
    Carrier 1 France
       S.A.R.L.(3)
         (Paris)
-------------------------

1.  Carrier 1 International GmbH holdings is held by Carrier 1 International S.A. (98%) and Carrier 1 UK Limited (2%).

2.  Carrier 1 France Holding is held by Carrier 1 International S.A. (99.99%) and Carrier 1 International GmbH (0.01%).

3.  Carrier 1 France S.A.R.L. is held by Carrier 1 France Holding (99.99%) and Carrier 1 UK Limited (0.01%).

4.  The economic value of Carrier 1 GmbH & Co KG and Carrier 1 Fiber GmbH & Co. oHG is solely held by Carrier 1 Holding GmbH.

5.  Carrier 1 Networks GmbH is held by Carrier 1 International GmbH (95%) and by Mr. Philip Walter (5%).

6.  Carrier 1 Belgium SPRL is held by Carrier 1 International S.A. (99.933%) and Carrier 1 UK Limited (0.66%).

7.  Carrier 1 Italia Srl is held by Carrier 1 International S.A. (99%) and Carrier 1 UK Limited (1%).

                                   EXHIBIT A-1

                                LIST OF BORROWERS

Carrier 1 Fiber Network GmbH & Co. oHG
Carrier 1 GmbH & Co. KG
Carrier 1 France S.A.R.L.
Carrier 1 UK Limited
Carrier 1 International GmbH

                                   EXHIBIT A-2

                               LIST OF GUARANTORS

Carrier 1 Fiber Network GmbH & Co. oHG
Carrier 1 GmbH & Co.  KG
Carrier 1 Holding GmbH
Carrier 1 Beteiligungs GmbH
Carrier 1 Fiber Network Beteiligungs GmbH
Carrier 1 France S.A.R.L.
Carrier 1 France Holding
Carrier 1 UK Limited
Carrier1 International GmbH

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING

Morgan Stanley Senior Funding, Inc., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
1585 Broadway
New York, NY 10036                                        [Date]

                  Attention:  ____________________

Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of December 21, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among Carrier1 International, S.A. (the "PARENT"), certain Subsidiaries of the Parent (including the undersigned), certain Lenders parties thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is _______________, 2000.

                  (ii) The Proposed Borrowing shall be made in [Dollars]
         [Euros].

                  (iii) The aggregate amount of the Proposed Borrowing is [$] [Euro] __________________

                  (iv) The initial Interest Period for each Advance made as part of the Proposed Borrowing is __________ month[s].

                  The Parent hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                   Very truly yours,

                                   [NAME OF BORROWER]

                                   By
                                     -------------------------------------------
                                     Name:
                                     Title:

 CARRIER1 INTERNATIONAL S.A.

                                   By
                                     -------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of December 21, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Carrier1 International S.A., as Parent, the Borrowers and Guarantors named therein, the Lead Arrangers, the Security Agent, the Lenders (as defined in the Credit Agreement) and Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT").

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under such Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, such Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 4.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Parent for its acceptance and, if so accepted, to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on
         Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
         (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Documents for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1

                                       to

                            Assignment and Acceptance

         Percentage interest assigned:                                    _____%

         Assignee's Commitment:
         $_______________

         Aggregate outstanding principal amount of Advances assigned $_______________

         Principal amount of Advances payable to Assignee:
         $_______________

         Principal amount of Advances payable to Assignor:
         $_______________

         Effective Date:            _______________, 2000

                                   [NAME OF ASSIGNOR], as Assignor

                                   By
                                     -------------------------------------------
                                     Name:
                                     Title:
                                   Dated:  _______________, 2000

                                   [NAME OF ASSIGNEE], as Assignee

                                   By
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   [Address]

Accepted and Approved this
__________ day of _______________, 2000

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By
  --------------------------------------
   Name:
   Title:

Approved this __________ day
of _______________, 2000

Carrier1 International S.A. as Parent

By
  --------------------------------------
   Name:
   Title:

                                    EXHIBIT D

               FORM OF OPINION OF THE LOAN PARTIES' LOCAL COUNSEL

[For German, Swiss, French and U.K. counsel]

                                                                       [Date]

To the Lenders party to the Credit Agreement referred to below and to Morgan Stanley
Senior Funding, Inc. as Administrative Agent and as Security Agent for such Lenders

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.01(i)(iv) and Section 3.02[ ] of the Credit Agreement dated December 21, 1999, (the "CREDIT AGREEMENT"), among Carrier1 International S.A., the Borrowers and Guarantors named therein, the Initial Lenders and Lenders named therein, Morgan Stanley Senior Funding, Inc. and Citibank, N.A. as lead arrangers (the "LEAD ARRANGERS") and Morgan Stanley Senior Funding, Inc., as administrative agent (the "ADMINISTRATIVE AGENT") and security agent (the "SECURITY AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

                  We have acted as [name of jurisdiction] counsel to [name of company] (the "COMPANY") in connection with the preparation, execution and delivery of, and the initial Advances made under, the Credit Agreement and in connection with the preparation, execution and delivery of the [name of jurisdiction] Pledge Agreement (the "PLEDGE AGREEMENT").

                  In that connection, we have examined counterparts of the Credit Agreement and the Pledge Agreement, executed by each of the parties thereto, and the other documents furnished by the Company pursuant to Article III of the Credit Agreement, including:

                  (a) the certificate of incorporation and bylaws of the Company as amended through the date hereof;

                  (b) a certified copy of the resolutions of the Company approving the Loan Documents to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents;

                  (c) an officer's certificate of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Loan Documents to which it is a party.

                  In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or of its officers or of public officials.

                  In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Company, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

                  We are qualified to practice law in [name of jurisdiction] and we do not purport to be experts on any laws other than the laws of [name of jurisdiction].

                  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  2. The execution, delivery and performance by the Company of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Company's charter or bylaws, (b) violate any law, rule, regulation or any order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument to which the Company is a party or (d) except for the Liens created by the Pledge Agreement result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.

                  3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for (a) the due execution, delivery, recordation, filing or performance by the Company of the Loan Documents to which it is a party or for the consummation of the transactions contemplated by the Loan Documents, (b) the grant by the Company of the Liens granted by it pursuant to the Pledge Agreement, (c) the perfection or maintenance of the Liens created by the Pledge Agreement, or (d) the exercise by the Security Agent or any of the Lenders of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement.

                  4. Each of the Credit Agreement and the Pledge Agreement has been duly executed and delivered by the Company. The Pledge Agreement is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  5. The Pledge Agreement creates a valid and perfected security interest in the Collateral, securing payment of the secured obligations referred to in the Pledge

         Agreement. All of the Pledged Shares have been validly issued and are fully paid and non-assessable.

                  6. All taxes and governmental fees and charges, the payment of which is required in connection with the execution, delivery and recording of the Credit Agreement or the Pledge Agreement have been paid.

                  7. The governing law clause, subjecting the Credit Agreement to New York law, is valid under [name of jurisdiction] law.

                  8. Under [name of jurisdiction] law, New York law will be applied to an agreement, such as the Credit Agreement, which under [name of jurisdiction] law has been validly subjected to New York law, unless any terms of such agreement or any provisions of New York law applicable to such agreement violate the public policy of [name of jurisdiction].

                  9. None of the terms of the Credit Agreement violates the public policy of [name of jurisdiction].

                  10. Assuming that the Credit Agreement is legal, valid and binding and enforceable under New York law, the Credit Agreement is enforceable against the Company in accordance with its terms, the rules of civil procedure of [name of jurisdiction] and, subject to the opinions in paragraphs 7-9, the applicable provisions of the chosen law of New York.

                  11. Any final and conclusive judgment for a definite sum of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York rendered in a suit, action or proceeding against the Company arising out of the Credit Agreement should be enforceable against the Company by courts of [name of jurisdiction] provided that the requirements of [enumerate appropriate sections of applicable procedural law] are met.

                  12. The submission by the Company, under the Credit Agreement, to the jurisdiction of the courts of the State of New York and the United States sitting in New York County is valid and effective.

                  13. The obligations of the Company under the Credit Agreement rank at least pari passu in priority of payment with all other obligations of the Company which are not secured and which have not been accorded by law preferential rights, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies against the Company.

                                   Very truly yours,

[For Luxembourg counsel]

                                                            [Date]

To the Lenders party to the Credit Agreement referred to below and to Morgan Stanley
Senior Funding, Inc. as Administrative Agent and as Security Agent for such Lenders

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.01(i)(iv) of the Credit Agreement dated December 21, 1999, (the "CREDIT AGREEMENT"), among Carrier1 International S.A., the Borrowers and Guarantors named therein, the Initial Lenders and Lenders named therein, Morgan Stanley Senior Funding, Inc. and Citbank, N.A., as lead arrangers (the "LEAD ARRANGERS") and Morgan Stanley Senior Funding, Inc., as administrative agent (the "ADMINISTRATIVE AGENT") and security agent (the "SECURITY AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

                  We have acted as Luxembourg counsel to Carrier1
International S.A. (the "COMPANY") in connection with the preparation, execution and delivery of, and the initial Advances made under, the Credit Agreement and in connection with the preparation, execution and delivery of each other Loan Document to which it is a party.

                  In that connection, we have examined counterparts of each of the Loan Documents executed by each of the parties thereto, and the other documents furnished by the Company pursuant to Article III of the Credit Agreement, including:

                  (a) the certificate of incorporation and bylaws of the Company as amended through the date hereof;

                  (b) a certified copy of the resolutions of the Company approving the Loan Documents to which it is a party and making the determinations required by clause (vi) of the second paragraph of
         Section 4.05 of the Indentures, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents;

                  (c) an officer's certificate of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Loan Documents to which it is a party.

                  In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or of its officers or of public officials.

                  In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Company, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

                  We are qualified to practice law in Luxembourg and we do not purport to be experts on any laws other than the laws of Luxembourg.

                  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  2. The execution, delivery and performance by the Company of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Company's charter or bylaws, (b) violate any law, rule, regulation or any order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument to which the Company is a party or (d) except for the Liens created by the Loan Documents result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.

                  3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for (a) the due execution, delivery, recordation, filing or performance by the Company of the Loan Documents to which it is a party or for the consummation of the transactions contemplated by the Loan Documents, (b) the grant by the Company or any of its Subsidiaries of the Liens granted pursuant to the Loan Documents, (c) the perfection or maintenance of the Liens created by the Loan Documents, or (d) the exercise by the Security Agent or any of the Lenders of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents.

                  4. Each of the Loan Documents to which the Company is a party have been duly executed and delivered by the Company.

                  5. All taxes and governmental fees and charges, the payment of which is required in connection with the execution, delivery and recording of the Loan Documents have been paid.

                  6. The governing law clause, subjecting the Credit Agreement to New York law, is valid under Luxembourg law.

                  7. Under Luxembourg law, New York law will be applied to an agreement, such as the Credit Agreement, which under Luxembourg law has been validly subjected to New York law, unless any terms of such agreement or any provisions of New York law applicable to such agreement violate the public policy of Luxembourg.

                  8. None of the terms of the Credit Agreement violates the public policy of Luxembourg.

                  9. Assuming that the Credit Agreement is legal, valid and binding and enforceable under New York law, the Credit Agreement is enforceable against the Company in accordance with its terms, the rules of civil procedure of Luxembourg and, subject to the opinions in paragraphs 7-9, the applicable provisions of the chosen law of New York.

                  10. Any final and conclusive judgment for a definite sum of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York rendered in a suit, action or proceeding against the Company arising out of the Credit Agreement should be enforceable against the Company by courts of Luxembourg provided that the requirements of [enumerate appropriate sections of applicable procedural law] are met.

                  11. The submission by the Company, under the Credit Agreement, to the jurisdiction of the courts of the State of New York and the United States sitting in New York County is valid and effective.

                  12. The obligations of the Company under the Credit Agreement rank at least pari passu in priority of payment with all other obligations of the Company which are not secured and which have not been accorded by law preferential rights, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies against the Company.

                                   Very truly yours,

                                    EXHIBIT E

                           FORM OF ACCESSION AGREEMENT

Morgan Stanley Senior Funding, Inc., as Administrative Agent

                                                           [Date]

         Attention:  ____________________

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of December 21, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among Carrier1 International S.A. and the Borrowers and Guarantors named therein, the Lenders named therein, the Lead Arrangers named therein, the Security Agent named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (the "Administrative Agent").

                  The Acceding Borrower and Guarantor hereby agrees to become, as of the date hereof, an Obligor under the Credit Agreement as if it were an original party thereto and agrees that each reference in the Credit Agreement to Borrower, Guarantor and Obligor shall also mean and be a reference to the undersigned. By its acknowledgment and agreement below, the Administrative Agent agrees that the undersigned shall become a party to the Credit Agreement from the date hereof.

                  The Acceding Borrower and Guarantor hereby further:

                  (A) confirms receipt of a copy of the Credit Agreement, together with such other documents and information as it has required in connection herewith and therewith;

                  (B) undertakes to perform its obligations as Borrower or Guarantor, as the case may be, under the Credit Agreement;

                  (C) agrees to be bound as an Obligor by all of the terms and provisions of the Credit Agreement; and

                  (D) delivers to the Administrative Agent (i) certified copies of its organizational documents, (ii) a certified copy of its board resolutions approving the execution, delivery and performance by the undersigned of the Accession Agreement in the form hereof and authorizing a named person or persons to sign the Accession Agreement, (iii) a certified copy of authorized signatories, (iv) an officer's certificate confirming that each of the representations and warranties in the Loan Documents is true and correct as of the date hereof, (v) an opinion of counsel to substantially the effect of Exhibit D of the Credit Agreement, (vi) a solvency certificate from its chief financial officer on behalf of it in form and substance satisfactory to the Lenders and (vii) evidence that _______________ has agreed to act as the undersigned's process agent for service of process in New York.

                  The Acceding Borrower and Guarantor hereby agrees, jointly and severally, to indemnify the Lender, its officers, directors, employees and agents in the manner set forth in Section 9.04 of the Credit Agreement.

                  Carrier1 International, S.A. hereby confirms that each representation and warranty set forth in Section 4.01 of the Credit Agreement is true and correct as of the date hereof.

                  This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   Very truly yours,

                                   [NAME OF ACCEDING BORROWER AND
                                   GUARANTOR]

                                   By______________________________
                                     Name:
                                     Title:

                                   CARRIER1 INTERNATIONAL, S.A.

                                   By______________________________
                                     Name:
                                     Title:

Accepted and Approved this
____________ day of __________, 2000

MORGAN STANLEY SENIOR FUNDING INC.,
as Administrative Agent

By________________________________
  Name:
  Title:

                                    EXHIBIT F

                            SERVICE OF PROCESS AGENT

CT Corporation System
111 8th Avenue, 13th Floor
New York, NY 10011